UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2008

PetroAlgae Inc.

(Exact name of registrant as specified in its charter)

Delaware	33-0301060
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1901 S. Harbor City Blvd., Suite 300 Melbourne, FL	32901
(Address of principal executive offices)	(Zip Code)

321-409-7500

(Our telephone number)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The Current Report on Form 8-K contains forward looking statements that involve risks and uncertainties, principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” All statements other than statements of historical fact contained in this Current Report on Form 8-K, including statements regarding future events, our future financial performance, business strategy and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology. Although we do not make forward looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks outlined under “Risk Factors” or elsewhere in this Current Report on Form 8-K, which may cause our or our industry’s actual results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time and it is not possible for us to predict all risk factors, nor can we address the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause our actual results to differ materially from those contained in any forward-looking statements.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy, short term and long term business operations, and financial needs. These forward-looking statements are subject to certain risks and uncertainties that could cause our actual results to differ materially from those reflected in the forward looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this Current Report on Form 8-K, and in particular, the risks discussed below and under the heading “Risk Factors” and those discussed in other documents we file with the Securities and Exchange Commission that are incorporated into this Current Report on Form 8-K by reference. The following discussion should be read in conjunction with our annual report on Form 10-K and our quarterly reports on Form 10-Q incorporated into this Current Report on Form 8-K by reference, and the consolidated financial statements and notes thereto included in our annual and quarterly reports. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Current Report on Form 8-K may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statement.

You should not place undue reliance on any forward-looking statement, each of which applies only as of the date of this Current Report on Form 8-K. Before you invest in our common stock, you should be aware that the occurrence of the events described in the section entitled “Risk Factors” and elsewhere in this Current Report on Form 8-K could negatively affect our business, operating results, financial condition and stock price. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this Current Report on Form 8-K to conform our statements to actual results or changed expectations.

INDUSTRY AND MARKET DATA

Information about market and industry statistics contained in this report is included based on information available to us that we believe is accurate in all material respects. It is generally based on academic and other publications that are not produced for purposes of securities offerings or economic analysis. We have not reviewed or included data from all sources, and we cannot assure potential investors of the accuracy or completeness of the data included in this report. Forecasts and other forward-looking information obtained from these sources, including estimates of future market size, revenue and market acceptance of products and services, are subject to the same qualifications and the additional uncertainties accompanying any forward-looking statements.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Reference is made to the disclosure set forth under Item 5.06 of this report, which disclosure is incorporated by reference into this section.

ITEM 3.02	RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 5.06 of this report, which disclosure is incorporated by reference into this section.

ITEM 5.02	ELECTION OF DIRECTORS, APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Reference is made to the disclosure set forth under Item 5.06 of this report, which disclosure is incorporated by reference into this section.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

On December 16, 2008, Corporate Services International, a Delaware corporation, sold 9,000,000 shares of Series B preferred stock of the Company and 10,000,000 shares of common stock of the Company to PetroTech Holdings Corp., a Delaware corporation (“PetroTech Holdings”), for $350,000 in a private placement transaction exempt from the registration requirements of the Securities Act. We refer to this transaction as the “Acquisition”. In connection with the Acquisition, Michael Anthony, the President, Secretary, Chief Financial Officer and sole Director of the Company resigned from all positions held at the Company. Effective December 16, 2008, Messrs. Sayan Navaratnam, John Scott and Isaac Szpilzinger were elected to the Board of Directors of the Company. The newly constituted Board of Directors of the Company appointed David Szostak as the President, Secretary and Treasurer.

PetroTech Holdings is owned by Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), Valens Offshore SPV I, Ltd., a Cayman Islands limited company (“Valens SPV I”), Valens Offshore SPV II, Corp., a Delaware corporation (“Valens SPV II”), Laurus MasterFund, Ltd. (In Liquidation), a Cayman Islands limited company (the “Fund”), Calliope Capital Corporation, a Delaware corporation (“CCC”) and PSource Structured Debt Limited, a Guernsey company (“PSource”). The Fund, CCC and PSource are each managed by Laurus Capital Management, LLC, a Delaware limited liability company (“LCM”). Valens U.S., Valens SPV I and Valens SPV II are each managed by Valens Capital Management, LLC (“VCM”). Eugene Grin and David Grin, through other entities, are the controlling principals of LCM and VCM and share sole voting and investment power over all securities of the Company held by PetroTech. Eugene Grin and David Grin disclaim beneficial ownership of the securities of the Company held by PetroTech, except to the extent of such person’s pecuniary interest in PetroTech, if any.

On December 16, 2008, PetroTech Holdings submitted a conversion notice to the Company for its 9,000,000 shares of Series B preferred stock. Each share of Series B preferred stock of the Company converted into 10 shares of common stock of the Company.

As a result of the Acquisition and subsequent conversion, PetroTech Holdings is the owner of 100,000,000 shares of common stock of the registrant which, as of December 16, 2008, represented 99.9% of the total issued and outstanding common stock of the Company and 99.9% of the voting power. There is currently no issued and outstanding shares of preferred stock of the Company.

On December 19, 2008, PetroTech Holdings assigned its entire interest in PetroAlgae LLC, representing approximately 87.2% of the membership interests of PetroAlgae, LLC, to the Company for no consideration. This assignment had the effect of causing Dover Glen, Inc. to cease being a shell company. We refer to this transaction as the “Assignment”. As a result of the Assignment, the business of PetroAlgae LLC has become the sole line of business of the Company. The Amended and Restated Limited Liability Company Agreement of PetroAlgae, LLC, which we refer to as the “operating agreement”, is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. Accordingly, the Company sets forth below the information that would be required if it were filing a general form of registration of securities on Form 10 under the Securities Exchange Act of 1934, as amended.

Also, on December 19, 2008, the Company changed its name from “Dover Glen, Inc.” to “PetroAlgae Inc.”

Finally, on December 19, 2008, the Company entered into a Consulting Agreement with Nationwide Solutions Inc., the sole owner of which is Sayan Navaratnam (a director of the Company), whereby Nationwide Solutions Inc. will provide various consulting services to the Company through December 19, 2010. As compensation for the services rendered under the Consulting Agreement, Nationwide Solutions Inc. received 1,000,000 shares of newly-issued common stock of the Company.

On December 22, 2008, in a private placement transaction that is exempt from the registration requirements of the Securities Act pursuant to the exemption afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, the Company issued and sold 666,667 shares of its common stock for a total purchase price of $2,100,000 to Valens U.S. and 2,507,936 shares of its common stock for a total purchase price of $7,900,000 to Valens SPV I. The Company intends to use the proceeds of this private placement to fund the working capital needs of PetroAlgae, LLC.

Except as otherwise indicated by the context, references in this document to “PetroAlgae”, “the Company”, “we,” “us,” or “our” are references to the combined business of PetroAlgae Inc. and PetroAlgae, LLC after the date of the Acquisition and the Assignment. References to “Dover Glen, Inc.” are references to the Company prior to the Acquisition.

BUSINESS

History

Dover Glen, Inc.

Dover Glen, Inc. (“Dover Glen”) is the predecessor company to PetroAlgae. Dover Glen was originally incorporated in the State of California on April 15, 1988. Dover Glen originally was authorized to issue 1,000,000 shares of no par value common stock, however in June, 1998, the authorized common stock was increased to 10,000,000 shares.

On April 13, 1990 Dover Glen adopted Amended and Restated Articles of Incorporation increasing the authorized common stock to 12,000,000 shares and authorizing 2,000,000 shares of preferred stock. In addition, 490,801 shares of preferred stock were designated as Series A preferred stock and 883,444 shares of preferred stock were designated as Series B preferred stock. On August 2, 1991 Dover Glen again adopted Amended and Restated Articles of Incorporation increasing the authorized common stock to 15,000,000 shares and authorizing 10,000,000 shares of preferred stock. In addition, the authorized shares of Series A preferred stock were increased to 492,904 shares and the authorized shares of the Series B preferred stock were increased to 6,322,291 shares. By further amendment, on May 24, 1995 the total authorized Series B preferred stock was increased to 6,407,291.

On June 24, 1994, in anticipation of completing an initial public offering, Dover Glen enacted a reverse split of 1 for 5.145346. On November 1, 1994, Dover Glen completed an initial public offering and its shares began to trade on the Nasdaq SmallCap Market. On December 28, 1995, Dover Glen designated 4,000,000 shares of preferred stock as Series C preferred stock, which were converted to common stock by May 15, 1996.

In February, 1997 Dover Glen became involved in an arbitrated legal proceeding with a former vendor, General Scanning, Inc. (“GSI”). On May 8, 1998 an arbitration panel awarded GSI damages in the amount of $1,900,000. As a result of the arbitration award, on June 1, 1998, Dover Glen filed for chapter 11 bankruptcy protection under the U.S. Bankruptcy Code in the U.S. Bankruptcy Court for the Central District of California (case no. SA98-17977-JB). On August 3, 1998, the case was converted to a chapter 7 proceeding.

As a result of the bankruptcy filing, all of Dover Glen’s properties were transferred to a United States Trustee and all business operations were terminated. The Bankruptcy Trustee disposed of substantially all Dover Glen’s assets for $3.15 million dollars and settled a litigation matter on the company’s behalf. As a result of the efforts of the Bankruptcy Trustee, Dover Glen settled with all general unsecured creditors for 59.8% of the value of their claims. On May 14, 2002, the Chapter 7 bankruptcy was closed by the U.S. Bankruptcy Court District of California. As a consequence of Dover Glen’s inability to maintain listing requirements, Dover Glen was delisted by NASDAQ on September 1, 1998.

For approximately ten years, Dover Glen did not engage in any business operations, and did not file the annual or quarterly reports required by the Securities and Exchange Commission (the “SEC”) from the quarter ended March 31, 1998 until June 18, 2008. In addition, on or about March 5, 2002, the California Secretary of State suspended Dover Glen’s corporate charter.

On April 3, 2007, in its Court Order, the Superior Court of the State of California, County of Sacramento granted the application of Corporate Services International, Inc. to hold a shareholder’s meeting for the purpose of electing a new board of directors. At the subsequent duly-called meeting of shareholders on September 5, 2007, Michael Anthony was elected the sole director by those shareholders that attended either in person or by proxy. Immediately following the shareholder meeting, at a meeting of the Board of Directors, Michael Anthony was appointed President, Secretary and Chief Financial Officer. Michael Anthony is the sole officer, director and shareholder of Corporate Services International, a private services corporation.

On September 12, 2007, Dover Glen adopted Amended and Restated Bylaws. On October 31, 2007, the Board of Directors adopted resolutions reducing the authorized Series C Preferred Stock (of which none were issued and outstanding) to zero and creating a class of Series B Preferred Stock comprising of 10,000,000 shares. Each share of Series B Preferred Stock entitles the holder thereof to preferred dividends at the annual rate of eight cents ($.08), ten (10) votes on all matters put to a vote of stockholders, the right to convert each share into ten (10) shares of common stock and a liquidation preference of $1.00 per share. Dover Glen filed amendments to the articles of incorporation to reflect these capital changes on November 16, 2007 and December 12, 2007 respectively.

On November 1, 2007 Corporate Services International agreed to contribute a total of $25,000 as paid in capital to Dover Glen in exchange for 10,000,000 shares of Series B Preferred Stock. The entire $25,000 was paid to Dover Glen on May 14, 2008. On or near October 16, 2008, Corporate Services International, converted 1,000,000 shares of it Series B Preferred Stock into 10,000,000 shares of Common Stock. In addition, from April, 2007 through September, 2008 Corporate Services International lent Dover Glen $41,626.00 which funds were used to pay ongoing administrative expenses, including the costs associated with calling and holding the shareholders’ meeting.

On August 12, 2008, Dover Glen filed a Definitive 14C Information Statement with the SEC informing Dover Glen shareholders of certain corporate action. In particular, a majority of Dover Glen shareholders consented in writing to a change of domicile from California to Delaware, a change of Company name from Voxel, Inc. to Dover Glen, Inc., a reverse split of the common stock in the amount of 1:85 and an increase in the authorized capital stock to 325,000,000, of which 300,000,000 was classified as Common Stock, par value $0.001 per share, and 25,000,000 was classified as Preferred Stock, par value $0.001 per share. 10,000,000 shares of the Preferred Stock were Series B Preferred Stock and the remaining 15,000,000 were issuable in series with such powers, designations, preferences and relative, participating, optional or other specific rights and qualifications, limitations or restrictions thereof, as the Board may have fixed from time to time by resolution or resolutions.

To effectuate the corporate action on August 12, 2008, Voxel, Inc., the then California corporation and Dover Glen, Inc., the Delaware corporation signed and filed Articles of Merger with their respective states, pursuant to which the California corporation’s shareholders received one share of new (Delaware) common stock for every eighty five (85) shares of old (California) common stock they owned. All outstanding shares of the California corporation’s common stock were effectively purchased by the new Delaware corporation, effectively merging the California corporation into the Delaware corporation, and making the Delaware corporation the surviving entity.

On December 2, 2008, Corporate Services International and PetroTech Holdings, entered into a Stock Purchase Agreement pursuant to which Corporate Services International agreed to sell to PetroTech Holdings, and PetroTech Holdings agreed to purchase from Corporate Services International (the “Stock Purchase”), 9,000,000 shares of Series B preferred stock, par value $0.001 per share, of the Company, and 10,000,000 shares of common stock, par value $0.001 per share, of the Company, constituting approximately 99% of the issued and outstanding shares of common stock and 100% of the issued and outstanding shares of preferred stock for a purchase price of $350,000.00. On December 5, 2008, Dover Glen filed with the SEC, and on December 6, 2008, distributed to shareholders, a schedule 14F-1 statement notifying shareholders of the expected change in directors resulting from the Stock Purchase.

The Stock Purchase closed on December 16, 2008 and effective as of the closing of the Stock Purchase,

(i)	Michael Anthony, the sole officer and director of the Company, resigned from the board of directors of Dover Glen;

(ii)	Michael Anthony resigned from his positions of President, Secretary and Chief Financial Officer of Dover Glen; and

(iii)	PetroTech Holdings, as the holder of a majority of the outstanding shares of Dover Glen entitled to vote, appointed the following individuals as members of the Board: Sayan Navaratnam, John Scott and Isaac Szpilzinger.

Immediately after the closing of the Stock Purchase, the newly constituted board of directors of Dover Glen appointed David Szostak as President, Secretary and Treasurer.

PetroTech Holdings is owned by Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), Valens Offshore SPV I, Ltd., a Cayman Islands limited company (“Valens SPV I”), Valens Offshore SPV II, Corp., a Delaware corporation (“Valens SPV II”), Laurus MasterFund, Ltd. (In Liquidation), a Cayman Islands limited company (the “Fund”), Calliope Capital Corporation, a Delaware corporation (“CCC”) and PSource Structured Debt Limited, a Guernsey company (“PSource”). The Fund, CCC and PSource are each managed by Laurus Capital Management, LLC, a Delaware limited liability company (“LCM”). Valens U.S., Valens SPV I and Valens SPV II are each managed by Valens Capital Management, LLC (“VCM”). Eugene Grin and David Grin, through other entities, are the controlling principals of LCM and VCM and share sole voting and investment power over all securities of the Company held by PetroTech. Eugene Grin and David Grin disclaim beneficial ownership of the securities of the Company held by PetroTech, except to the extent of such person’s pecuniary interest in PetroTech, if any.

On December 16, 2008, PetroTech Holdings submitted a conversion notice to the Company for its 9,000,000 shares of Series B preferred stock. Each share of Series B preferred stock converted into 10 shares of common stock. As a result of the Acquisition and subsequent conversion, PetroTech Holdings is the owner of 100,000,000 shares of common stock of the Company which, as of December 16, 2008, represented 99.9% of the total issued and outstanding common stock and 99.9% of the voting power. There is currently no issued and outstanding shares of preferred stock.

On December 19, 2008, PetroTech Holdings assigned its entire interest in PetroAlgae, LLC, representing approximately 87.2% of the membership interests of PetroAlgae, LLC, to the Company and filed an amendment to the Company’s articles of incorporation changing the Company’s corporate name from “Dover Glen, Inc.” to “PetroAlgae Inc.” PetroAlgae, LLC is a Delaware limited liability company formed in September 2006 and acquired by PetroTech Holdings in August 2008. All of the Company’s operations are currently conducted through PetroAlgae, LLC.

Finally, on December 19, 2008, the Company entered into a Consulting Agreement with Nationwide Solutions Inc., the sole owner of which is Sayan Navaratnam (a director of the Company), whereby Nationwide Solutions Inc. will provide various consulting services to the Company through December 19, 2010. As compensation for the services rendered under the Consulting Agreement, Nationwide Solutions Inc. received 1,000,000 shares of newly-issued common stock of the Company.

On December 22, 2008, in a private placement, the Company issued and sold 666,667 shares of its common stock for a total purchase price of $2,100,000 to Valens U.S. and 2,507,936 shares of its common stock for a total purchase price of $7,900,000 to Valens SPV I. The Company intends to use the proceeds of this private placement to fund the working capital needs of PetroAlgae, LLC.

PetroAlgae Inc.

Company Overview

PetroAlgae is developing a commercialized system of technologies to grow and harvest oil from algae. Certain of the initial alga strains originated at the National Renewable Energy Lab (“NREL”) where scientists studied the algae as potential alternative fuel-sources for nearly 18 years. Several expert scientists from NREL moved the focus of the research from NREL to Arizona State University (“ASU”) where certain strains were optimized (through natural selection) for 10 years over hundreds of generations of the algae. PetroAlgae negotiated an in-principle licensing agreement with ASU in late 2006 and signed a formal technology license in February 2007, whereby they licensed certain of these strains of algae and an early design for a bioreactor. In addition to the ASU technology, PetroAlgae has selected and utilizes other strains of algae to optimize growth and harvest characteristics for different applications and different geographic environments.

PetroAlgae’s processes are intended to create sustainable, renewable, environmentally-friendly and cost-effective substitutes for petroleum and vegetable feedstock oils. It is currently intended for the processes to provide commodity algae oils for fuel markets (biodiesel), commodity algae biomass for fuel, fertilizer and animal feed markets, and specialty algae oils for surfactant and biochemical applications. PetroAlgae is also exploring ways to produce and sell greenhouse gas offsets (“carbon credits”) as a bi-product of the biodiesel production process.

Market Background

Global consumption of petroleum diesel fuel exceeds 200 billion gallons annually and continues to grow at a rate that exceeds improvements in production. The gap between supply and demand is widening and has driven prices to historically high levels. Beyond the economic issues associated with petroleum, there are also significant environmental challenges: petroleum fuels are non-renewable, produce many pollutants and release large quantities of carbon dioxide into the atmosphere when burned.

The need for an alternative to petroleum oil is both large and immediate. PetroAlgae intends to develop a commercial, scalable solution to meet this need through the commercial-scale production of feedstock oil which can be used to produce biodiesel.

In addition, oil-from-algae technologies could have beneficial environmental effects. Algae farms do not need to be sited on agricultural land, which could eliminate competition with existing food crops that are used today as biofuel feedstock such as soybean and corn, and could have no impact on rainforests, as palm and jatropha oil plantations have. Biodiesel production from algae can also create a bi-product that is a protein source for animal feed, which can supplement or replace existing protein crops, such as soybeans. There is also the possibility that algae farms could generate carbon credits. Another benefit of algae is that, depending on the size, the production facilities can be constructed and begin operating in much less time than palm and jatropha plantations, which can take many years to reach full production.

Demand for affordable biodiesel feedstock is considerable and cannot be met through more traditional oils such as rapeseed or soya. Current feedstock oils compete with the global food supply and as biodiesel demand grows, the price of the underlying feedstocks grows accordingly. PetroAlgae’s solution does not compete with the food supply and the system is designed to provide quality feedstocks for biodiesel at lower prices.

Business Model – Licensing

PetroAlgae intends to utilize a licensing methodology which would include significant upfront payments without incurring costs related to capital expenditures. It is intended for revenue to be realized through licensing fees, milestone payments and royalties. Profits from the sale of oil will be split between PetroAlgae and the licensor. To date, no license agreement incorporating such terms has been signed by PetroAlgae.

Unmet Market Need(s)

There is a pressing worldwide demand for alternative fuel solutions. Predicted future shortages of petroleum oil and continued pricing issues have led to significant growth in the biodiesel industry. The industry is in need of a more abundant supply of feedstocks. Currently the major feedstocks are also used as food products. As additional volumes are used for biodiesel, this competition leads to shortages and price increases in the food market. The feedstock oil market’s needs are:

•	Ability to supply in large quantities

•

Quantities are needed in hundreds of millions of gallons per year. It is intended that PetroAlgae’s large-operator-licensing business model and high-oil yields have the ability to be scaled up to meet this need.

•	The combination of high yield and rapid growth is the key combination to meeting these high volumes in an economically-sustainable way.

•	Delivered selling price that is low enough to give the refiner a profit margin

•	In practice, this means “petroleum diesel rack price minus about $0.65/gal of refining costs minus freight costs”.

In addition, there is a need to create a “green solution” that meets the needs of current and anticipated government mandates to be renewable, sustainable and environmentally friendly. Algae oil meets these criteria.

Demand exists for specialty oil markets that are extremely varied and with volumes that are much less clearly defined. PetroAlgae intends to develop the fuel feedstock oil market first and then search systematically for high-value extension opportunities in a wide array of potential specialty markets including: nutraceuticals, fatty acids/petrochemical and cosmetics.

In addition to biodiesel, there is a need for cost-effective protein for animal feed as commodity prices continue to rise. A bi-product of algae oil production is a high quality protein feed source which could help meet this need.

Commercialization Strategy

The commercialization process currently underway includes research, development, commercial design, operations design and scale-up phases. Where practical, these phases run in parallel.

Currently PetroAlgae has a 20-acre research facility that includes a laboratory, field-testing areas and offices. Underway are the algae-growth and oil-extraction experiments as well as field-testing of the bioreactor design, algae harvesting and oil processing.

In addition, PetroAlgae also has two other laboratory facilities where research and process optimization are on-going. PetroAlgae is in the process of building up its internal and external resources. Externally, PetroAlgae has begun collaboration with outside engineering, process and design partners.

PetroAlgae’s commercialization strategy aligns business development efforts with the R&D efforts, setting the stage to maximize licensing opportunities world wide. From a business development perspective, PetroAlgae is in discussions with many potential customers and licensees around the world (in more than a dozen countries to date) whose combined needs are estimated to exceed 2 billion gallons annually by 2010.

Technology / Intellectual Property

IP Strategy

PetroAlgae is commercializing novel technologies to grow and harvest oil from algae. To that end, the Company has implemented an IP strategy that seeks to build both a solid defensible position, and provide a strong barrier to entry for potential competitors. PetroAlgae intends to accomplish this both through attempting to patent internal R&D developments as well as developments and discoveries made through partnerships.

The strategy for PetroAlgae will be to maintain offensive protection for various growth systems and algae but to focus on defensive protection for the growth system in many countries of market interest – namely US, Asia, and Europe.

In addition to the patent strategy, PetroAlgae is pursuing a trademark strategy designed to impact its marketing and branding efforts. The Company has filed numerous trademark applications in the USA and is in the process of filing trademarks internationally.

The IP portfolio of both the licensed Arizona State University (ASU) technology and that created by PetroAlgae are in an early stage of prosecution. The international filings by ASU to their photobioreactor and one of the algae strains have reached national stage, and PetroAlgae has designated key countries of business market potential. It should be noted that PetroAlgae has the right but not the obligation to utilize the ASU technology. PetroAlgae has developed several independent algae strains that are proving to be commercially viable. The PetroAlgae disclosure to a general growth system was filed PCT and US and the disclosure to a modular growth system was filed PCT and Taiwan. Upon successful issuance, the life of each patent in the US is 17 years.

Applications on behalf of Arizona State University and LICENSED to PetroAlgae, LLC

•	Novel Chlorella Species and Uses Thereof

•	PCT/US07/68889

•	Filed May 14, 2007

•	National Stage Entered

•	US, India, China, Europe, Indonesia, Japan, Singapore

•	Photobioreactor and Uses Thereof

•	PCT/US07/04351

•	Filed February 20, 2007

•	National Stage entered

•	Australia, India, China, Malaysia, Indonesia, Singapore, Mexico, and the US

•	Advanced Chlorococcum/ Scenedesmus/Palmellococcus/Cylindrospermopsis/Planktothrix photosynthesis-driven bioremediation coupled with renewable biomass and bioenergy production

•	PCT/US08/64009

•	Filed May 16, 2008

Applications on behalf of PetroAlgae, LLC

•	System and Methods of Production and Harvesting of Oil-rich Algae

•	PCT/US07/06466

•	US Application 11/728297

•	Filed March 15, 2007

•	National Phase Entered

•	Australia, Mexico, and US

•	System and Methods of Production and Harvesting of Oil-rich Algae

•	US Application 11/858417

•	Filed December 18,2007

•	Tubular Growth Method

•	PCT/US07/20211

•	Taiwan 096164247

•	Filed September 13, 2007

Trademark Applications

Trademark Application Serial Number	Title	Filing Date	Status
U.S. Application 77/126261		March 8, 2007	ALLOWED 12/4/2007

U.S. Application 77/126,270		March 8, 2007	ALLOWED 12/4/2007

U.S. Application 77/186,439	THINKING OUTSIDE THE BARREL	May 21, 2007	ALLOWED 02/05/2008

US Application 78/960636	PETROALGAE	August 25, 2006	ALLOWED 10/2/2007

Mexico Application 838745	PETROALGAE	February 26, 2007	Pending

India Application 1534808	PETROALGAE	February 26, 2007	Pending

WIPO Registration 921 505	PETROALGAE	February 23, 2007	Pending

Competition

As the world searches for viable petroleum replacements, biofuels have come under significant scrutiny. At first glance, biofuels appear to have very desirable characteristics. They are renewable, sustainable and environmentally friendly. Many current biofuel feedstocks do not meet these criteria.

Although many oil crops are renewable, many also happen to be staples of the food supply. Thus, there is now serious competition for these oils from both the food and fuel industries. Prices are climbing, with a ripple effect throughout the global economy. Further compounding the problem is the fact that yields for typical oil crops are very low whereas demand for fuel is very high. There isn’t enough land even if all production were diverted away from food to meet global demand for transportation fuels. Efforts to create more crop land have had a devastating effect on the environment, especially in Indonesia where tropical rainforests are being burned to expand palm plantations.

There are currently several new entrants in the algae oil market. Certain competitors have started to build demonstration facilities, sign preliminary agreements with potential customers and indicate an understanding of the algae to oil process. It is likely that the company that is first able to create a scaleable and cost effective process would be able to claim significant market share and significantly distance itself from its competition. To date, PetroAlgae is unaware of any competitors that have demonstrated biodiesel production from algae at commercial scale.

PetroAlgae’s process and cost modeling indicates that an optimally sized facility would need to be in the thousands of acres. This limits the number of potential partners and customers for PetroAlgae. Additionally, due to the cost and expertise needed to design such facilities at this scale, barriers to entry for potential competitors are substantial.

Legal

PetroAlgae is not involved in any legal proceedings, or aware of any threatened litigation.

Employees

PetroAlgae has been successful in recruiting and retaining the experienced personnel involved in its business and technical development programs. Specifically, PetroAlgae believes it has successfully employed biological, chemical, engineering and other personnel needed to advance to demonstration of commercial scalability. PetroAlgae, LLC currently has 95 employees.

Properties

Melbourne Corporate Headquarters

Our corporate headquarters are located in Melbourne, Florida. The headquarters houses the executive and administrative offices, as well as the finance, sales and marketing, operations and information technology departments. It also includes meeting space and houses PetroAlgae’s computer network and communications infrastructure.

Kennedy Space Center Space Life Sciences Lab

PetroAlgae leases approximately 1000 square feet of laboratory and controlled environment space in the Kennedy Space Center Life Sciences Laboratory. The facility has broad analysis capabilities for chemistry, molecular biology, microscopy and microbiology. The controlled environmental chambers allow PetroAlgae to manipulate environmental parameters such as climate, temperature, day/night cycles and seasonal cycles. PetroAlgae benefits from access to extensive analytical capabilities including extraction and oil analysis, and NASA engineering and scientific expertise.

Gateway Research Lab Facility

PetroAlgae has built a state-of-the-art laboratory in Melbourne, Florida designed for chemical analyses, culture storage, backup inoculum growth, bench top research experiments and fast turnaround analysis of field samples. In addition, the lab has complete analysis capabilities.

Fellsmere Field-Scale R&D Facility

PetroAlgae has constructed its primary field-scale development facility for the PetroAlgae process in Fellsmere, Florida (approximately 40 miles from Melbourne). The facility provides for both indoor and outdoor empirical testing, laboratory testing and pilot-through-demonstration-scale field testing of all portions of the PetroAlgae process. It houses the science team and the engineering team who maintain the starter cultures, manage the culture growth in the bioreactors, perform laboratory analyses, optimize the system design, work on process development and prototyping and primary system engineering. In addition, there is a facilities team who is responsible for construction and installation of infrastructure (water, CO2, air, power, etc.).

Legal Proceedings

From time to time, the Company may become involved in various investigations, claims and legal proceedings that arise in the ordinary course of the Company’s business. These matters may relate to intellectual property, employment, tax, regulation, contract or other matters. The resolution of these matters as they arise will be subject to various uncertainties. As of the date of this current report, the Company is not a party to any material pending legal proceeding.

Where to Find More Information About Us

We file all required reports due under the Exchange Act with the Securities and Exchange Commission (the “SEC”). Such reports include annual reports, quarterly reports, forms 8-K and other information we are required to file pursuant to the securities laws. You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC which is http://www.sec.gov. Our internet address is www.petroalgae.com.

RISK FACTORS

Set forth below are a number of risks associated with the business and operations of the Company. In addition, an investor should be mindful that businesses are often subject to risks not foreseen by management. Accordingly, in reviewing this Current Report on Form 8-K, the reader should keep in mind other risks that could be important.

An investment in the Company is speculative and involves a high degree of risk. Each prospective investor is urged to carefully consider the risks and uncertainties described below, in addition to the risks set forth elsewhere in this Current Report on Form 8-K. If any of the following risks actually occur, the business, prospects, financial condition and results of operation of the Company would likely suffer materially in these circumstances and the value of the Company could decline.

Risks Related to PetroAlgae’s Business

Inability to solve certain technical and engineering challenges

Although PetroAlgae has successfully generated sample yields of algae with high lipid percentages in the laboratory, as well as extracting small field scale quantities of oil, the full end-to-end process design and engineering of an algae-to-oil system is not yet complete. The risk exists that this process design and engineering may face delays or outright failures, and that PetroAlgae may not be able to successfully design a scalable, cost-effective system for the growth and harvesting of algae. PetroAlgae is still in the process of finalizing research on algae growth concepts and completing design and cost calculations in order to overcome certain previously recognized limitations of growing and harvesting algae oil for fuel at commercial scale, at appropriate costs. Even in the event that PetroAlgae is able to design and engineer a complete algae-to-oil system, the risk exists that once PetroAlgae or a licensee begins to scale up such system, unforeseen factors and issues may arise which makes any such system unfeasible (for economic reasons or otherwise), thus causing additional delays or outright failure.

Inability to rapidly scale the Company

Due to the anticipated significant capital expenditures required for a cost effective algae oil facility, PetroAlgae will need to successfully scale up a pilot facility and commercial design under significant time constraints. PetroAlgae has yet to prove that it can succeed at the required levels of rapid scaling through to commercial rollout of its technology. Beyond the pilot facility, rapid scaling will also be dependent upon the time needed to adequately permit each site and procure needed equipment.

Lack of market adoption

The growth from the bioreactor/extraction/refining system and the relevant processes and methodologies being considered for operating the system may not yield a result that is commercially attractive to the target market. This may be due to the inability of the system to produce algae oil at an acceptable unit cost relevant to other similar competing products. PetroAlgae’s design could also require excessively high fixed capital costs. To date, no license agreement has been signed to license an algae-to-oil system from PetroAlgae.

Market forces

PetroAlgae has no ability to control the market prices of oil and biodiesel. Furthermore, significant fluctuations can occur in these commodity prices which could impact the economic feasibility of the Company’s products and services.

History of losses

PetroAlgae is in the development stage and has a history of operating losses since inception. The Company expects losses to continue and does not expect positive cash flow from operations in the near term. There is no guarantee that the Company will achieve cash flow positive operations prior to expending its available capital.

Limited cash flow

To date, PetroAlgae is dependent upon funding from PetroTech Holdings Corp. and its affiliates. If PetroTech Holdings Corp. and its affiliates are unable to continue to fund the Company, the Company might need to enter into agreements under less favorable terms than originally envisioned, or borrow funds at higher interest rates and under less favorable terms and conditions than originally envisioned. Moreover, there is no certainty as to whether any new funding source would even be available.

Inability to recruit and retain appropriate human resources and key management

In order to complete the research and design of the system and move to commercial scaling and full operations, it will be necessary for PetroAlgae to retain specialist and experienced management as well as recruit a significant number of additional qualified individuals. Additionally, technical support personnel will be needed to support the license and joint venture partners when PetroAlgae begins to commercially scale worldwide. Any inability to obtain the appropriate resources through hiring, outsourcing or through other contractors could delay or impair PetroAlgae’s ability to achieve successful results.

Inability to enforce protection on its intellectual property

PetroAlgae is partially dependent on the enforceability of its intellectual property rights. The Company expects to expand the use of its technology into countries that may not provide adequate legal remedies in the event of a violation of the Company’s technology. The Company may not be able to fully execute its business plan if it does not obtain adequate protection of its intellectual property.

Lack of competitive differentiation

There currently exist a number of businesses that are pursuing the use of algae, bacteria and other crops and other methods for creating biomass and alternative fuels. Should a competitor achieve a technological or biological breakthrough where production costs are significantly reduced, or if the costs of similar competing products were to fall substantially, PetroAlgae may have difficulty attracting customers and licensees. This could have as significant negative impact on its ability to continue as a going concern.

Lack of refinement capacity

Worldwide biodiesel refining capacity is expected to be approximately fifteen (15) million gallons of feed stock oil per year by 2010. Currently, most biodiesel refiners are operating well below their maximum capacity, but there exists the risk that the production of biodiesel feedstock increases to the point where capacity would not be able to refine all of the available biodiesel feedstock into biodiesel. There is also a risk that some of the biodiesel refiners may go out of business due to the current high prices of feed stock oil, thereby limiting the total capacity. Such lack of capacity would be a risk to the profitability of any algae-to-oil system, as it could impact the ability of operator’s of such systems to realize revenues from operating the system.

Limitation of plants and materials to meet growth rate

Considering the rapid economical and industrial growth in developed and developing countries, there is some risk that PetroAlgae may not be able to achieve its intended growth rate due to lack of equipment and raw materials.

Our business is operated through PetroAlgae, LLC. The operating agreement of PetroAlgae, LLC provides for certain minority investor rights, including certain anti-dilution rights. If we do not secure the cooperation of the minority investor with regard to certain corporate actions that we may deem in the best interests of the business, your investment in our Company could materially suffer.

Our operations are currently conducted through PetroAlgae, LLC. As a result of the Assignment, we own an approximate 87.2% ownership interest in the membership interests of PetroAlgae, LLC. Other than membership interests issued as part of our employee compensation plans, Arizona Science & Technology Enterprises, LLC (“AzTE”) owns the remaining membership interests in PetroAlgae, LLC. The operating agreement of PetroAlgae, LLC provides AzTE with anti-dilution protection and other minority investor rights (including consent rights over certain corporate actions, such as mergers between PetroAlgae, LLC and any other entity if PetroAlgae Inc. would not own a majority of the voting power of the resulting entity) which could have the effect of impairing our ability to operate the business if we do not secure the cooperation of AzTE. If this were to happen, your investment in PetroAlgae Inc. could materially suffer. For more information on these minority investor rights, see the operating agreement of PetroAlgae, LLC which is filed as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.

Risks Related to Common Stock

There can be no assurance that a liquid public market for our common stock will exist after the Acquisition and Assignment.

Although our shares of common stock are eligible for quotation on the OTC Bulletin Board electronic over-the-counter trading system, no shares trade on a regular basis and there may not be a significant market in such stock after the Acquisition and Assignment. In addition, even then there can be no assurance that a regular and established market will be developed and maintained for our common stock. There can also be no assurance as to the strength or liquidity of any market for our common stock or the prices at which holders may be able to sell their shares.

The market price of our common stock is likely to be highly volatile and subject to wide fluctuations.

The price of our common stock is expected to be volatile and an investment in our common stock could decline in value. The market price of our common stock, and the market prices for securities of biotechnology companies in general, are expected to be highly volatile. The following factors, in addition to other risk factors described in this Current Report, and the potentially low volume of trades in our common stock, may have a significant impact on the market price of our common stock, some of which are beyond our control:

•	announcements of technological innovations and discoveries by us or our competitors;

•	developments concerning any research and development, manufacturing, and marketing collaborations; new products or services that we or our competitors offer;

•	actual or anticipated variations in operating results and expenses;

•	the initiation, conduct and/or outcome of intellectual property and/or litigation matters;

•	changes in financial estimates by securities analysts;

•	conditions or trends in our industry; regulatory developments in the United States and other countries;

•	changes in the economic performance and/or market valuations of other biofuel companies;

•	our announcement, or competitors’ announcements, of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	additions or departures of key personnel;

•

dilution caused by our issuance of additional shares of common stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

•	changes in expectations as to our business, prospects, financial condition, and results of operations;

•	significant sales of our common stock, including sales by selling stockholders and by future investors in future offerings we expect to make to raise additional capital;

•	changes in the accounting methods used in or otherwise affecting our industry;

•	changes in the valuation of similarly situated companies, both in our industry and in other industries;

•	fluctuations in interest rates and the availability of capital in the capital markets; and

•	global unrest, terrorist activities, and economic and other external factors.

The stock market in general has recently experienced relatively large price and volume fluctuations. In particular, market prices of securities of biofuel companies have experienced fluctuations that often have been unrelated or disproportionate to the operating results of these companies. Continued market fluctuations could result in extreme volatility in the price of the common stock, which could cause a decline in the value of the common stock. Prospective investors should also be aware that price volatility may be worse if the trading volume of the common stock is low.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our common stock and our results of operations and financial condition.

Our common stock is deemed to be a “penny stock,” which may make it more difficult for investors to sell their shares due to suitability requirements.

The SEC has adopted regulations that generally define “penny stock” to be an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is currently less than $5.00 per share and therefore is a “penny stock” according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors hereunder to sell their shares.

We do not intend to pay dividends.

We have not paid any cash dividends on any of our securities since inception and we do not anticipate paying any cash dividends on any of our securities in the foreseeable future.

Future sales of common stock or the issuance of securities senior to the common stock or convertible into, or exchangeable or exercisable for, common stock could materially adversely affect the trading price of the common stock, and our ability to raise funds in new equity offerings.

Future sales of substantial amounts of our common stock or other equity-related securities in the public market or privately, or the perception that such sales could occur, could adversely affect prevailing trading prices of our common stock and could impair our ability to raise capital through future offerings of equity or other equity-related securities. We can make no prediction as to the effect, if any, that future sales of shares of common stock or equity-related securities, or the availability of shares of common stock for future sale, will have on the trading price of our common stock.

Because PetroAlgae is becoming public by means of an assignment into a public shell, it may not be able to attract the attention of major brokerage firms.

There may be risks associated with PetroAlgae becoming public through an assignment into a public shell. Securities analysts of major brokerage firms may not provide coverage of the Company since there is no incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will, in the future, want to conduct any secondary offerings on our behalf.

It is not anticipated that there will be an active public market for the common stock in the near term and you may have to hold your common stock for an indefinite period of time.

Although our common stock is eligible for trading on the OTCBB, there currently is not an active public or other trading market for the common stock, and we cannot assure you that any market will develop or be sustained. As of December 22, 2008, PetroTech Holdings Corp. was the record owner of 100,000,000 shares of our common stock, which represented 95.9% of the total voting power of the Company. Because our common stock is expected to be thinly traded, you cannot expect to be able to liquidate your investment in case of an emergency or if you otherwise desire to do so. It may be difficult to for you to resell a large number of your shares of common stock in a short period of time or at or above their purchase price.

Because of the concentration of voting power in our Company held by Eugene Grin and David Grin, your ability as a shareholder to influence the management of the Company will be very limited.

As of December 22, 2008, PetroTech Holdings Corp. was the record owner of 100,000,000 shares of our common stock, Valens SPV I was the record owner of 2,507,936 shares of our common stock, and Valens U.S. was the record owner of 666,667 shares of our common stock. Eugene Grin and David Grin, through various entities, share sole voting and investment power over all securities of the Company held by PetroTech Holdings Corp., Valens SPV I and Valens U.S., which as of December 22, 2008 represent in the aggregate 98.9% of the total voting power of the Company. As a result, your ability as a shareholder to influence the management of the Company will be very limited.

FINANCIAL INFORMATION

SELECTED FINANCIAL DATA

The tables below set forth selected financial data for PetroAlgae for the years ended December 31, 2006 and 2007 and for the nine months ended September 30, 2007 and 2008. PetroAlgae derived the selected financial data as of December 31, 2006, and 2007 and for the years then ended from its consolidated audited financial statements, which have been audited by Stark Winter Schenkein & Co., LLP, independent registered public accounting firm, and are included elsewhere in this Current Report. PetroAlgae derived the selected financial data for the nine months ended September 30, 2007 and 2008 from its unaudited condensed consolidated financial statements, which are included elsewhere in this Current Report. PetroAlgae has prepared its unaudited financial statements on the same basis as its audited financial statements. In the opinion of management, the unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, that it considers necessary for a fair presentation of the financial position and operating results for these periods. Historical results are not necessarily indicative of results to be expected for any future period, and results for interim periods are not necessarily indicative of a full year’s operations.

You should read the following selected financial data in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and PetroAlgae’s financial statements and related notes, each included elsewhere in this Current Report.

PetroAlgae, LLC

(A Development Stage Company)

Statements of Operations

	Years ended December 31		Inception (9/22/06)
	2007	2006	Through 12/31/07
Revenues	$—	$—	$—

Operating expenses:
General and administrative	(1,604,098)	(179,621)	(1,783,719)
Business and technical development	(6,813,459)	(1,231,103)	(8,044,562)

Total operating expenses	(8,417,557)	(1,410,724)	(9,828,281)

Other income/(expense):
Interest expense	(443,472)	—	(443,472)

Total other income/(expense)	(443,472)	—	(443,472)

(Loss) before income taxes	(8,861,029)	(1,410,724)	(10,271,753)
Income taxes	—	—

Net (loss)	$(8,861,029)	$(1,410,724)	$(10,271,753)

PetroAlgae, LLC

(A Development Stage Company)

Statements of Operations (Unaudited)

	Nine Months ended September 30		Inception 9/30/06
	2008	2007	Through 9/30/08
Revenues	$—	$—	$—

Operating expenses:
General and administrative	(3,570,376)	(1,145,981)	(5,354,095)
Business and technical development	(6,751,159)	(5,072,659)	(14,795,721)

Total operating expenses	(10,321,535)	(6,218,640)	(20,149,816)

Other income/(expense):
Interest expense	(747,500)	(268,663)	(1,190,972)

Total other income/(expense)	(747,500)	(268,663)	(1,190,972)

(Loss) before income taxes	(11,069,035)	(6,487,303)	(21,340,788)
Income taxes	—	—	—

Net (loss)	$(11,069,035)	$(6,487,303)	$(21,340,788)

PetroAlgae, LLC

(A Development Stage Company)

Balance Sheets

	December 31
	2007	2006
Assets
Current assets:
Cash	$184,145	$36,477
Prepaid expenses and short-term deposits	6,344	1,060

Total current assets	190,489	37,537

Property and equipment, net of accumulated depreciation	522,236	92,061
Long-term deposits	7,700	—

Total assets	$720,425	$129,598

Liabilities and stockholders’ equity/(deficit)
Current liabilities:
Accounts payable	$330,901	$89,546
Accrued liabilities	273,056	53,653
Due to affiliate – XL Tech Group, Inc	200,259	908,591

Total current liabilities	804,216	1,051,790

Notes payable	8,907,793	—
Other liabilities	758,917	—

Total liabilities	10,470,926	1,051,790

Members’ Equity
Member Contributions	521,252	488,532
Accumulated deficit	(10,271,753)	(1,410,724)

Total Members’ Equity	(9,750,501)	(922,192)

Total liabilities and members’ equity	$720,425	$129,598

PetroAlgae, LLC

(A Development Stage Company)

Balance Sheet (Unaudited)

September 30 2008
Assets
Current assets:
Cash	$2,078,896
Restricted Cash	3,000,000
Prepaid expenses and short-term deposits	63,553

Total current assets	5,142,449

Property and equipment, net of accumulated depreciation	1,002,160
Long-term deposits	16,531

Total assets	$6,161,140

Liabilities and stockholders’ equity/(deficit)
Current liabilities:
Accounts payable	$355,747
Accrued liabilities	1,517,511
Notes Payable – short term	7,639,600

Total current liabilities	9,512,858

Notes payable – long term	16,691,523
Other liabilities	758,917

Total liabilities	26,963,298

Members’ Equity
Member Contributions	538,630
Accumulated deficit	(21,340,788)

Total Members’ Equity	(20,802,158)

Total liabilities and members’ equity	$6,161,140

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion contains forward-looking statements that involve numerous risks and uncertainties, such as statements of our plans, objectives, expectations, and intentions. Our actual results could differ materially from those anticipated in the forward-looking statements. Factors that could cause or contribute to these differences include those discussed in this prospectus under “Special Note Regarding Forward-Looking Statements” and “Risk Factors,” as well as those discussed elsewhere in this Current Report. You should read the following discussion and analysis in conjunction with “Selected Financial Data” and PetroAlgae’s financial statements and related notes, each included elsewhere in this Current Report.

Overview

PetroAlgae is commercializing new technologies to grow and harvest oil from algae. These algae grow in modular bioreactor systems which can be built and operated very cost-effectively on a very large commercial scale. The processes provide commodity algae oils for fuel markets (biodiesel), commodity algae biomass for fuel, fertilizer and animal feed markets, specialty algae oils for surfactant and biochemical applications, and create sustainable and renewable emissions credits.

PetroAlgae has incurred losses since inception of operations in September 2006 and had an accumulated deficit of $21.3 million at September 30, 2008. PetroAlgae’s losses have resulted principally from costs incurred in research and development, and also costs from general and administrative areas.

Results of Operations

Since PetroAlgae’s inception, there have been no receipts of revenue. In general, the Company expects to record revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred.

Business and technical development costs are expensed as incurred. General and Administrative Expenses, which include business development costs amounted to $1,604,098 and $179,621 for the year ended December 31, 2007 and the period from inception to December 31, 2006, respectively. Technical development costs include research and development and in-process pilot system development. Research and development costs amounted to $6,813,459 and $1,231,103 for the years ended December 31, 2007, and the period from inception to December 31, 2006, respectively.

Nine Months Ended September 30, 2008 Compared to Nine Months Ended September 30, 2007

Research and Development Expenses. Research and development expenses increased to $6.8 million for the nine months ended September 30, 2008 from $5.1 million in the comparable period in 2007.

General and Administrative Expenses. General and administrative expenses increased to $3.5 million for the nine months ended September 30, 2008 from $1.1 million in the comparable period in 2007.

Total operating expenses increased approximately $4.1 million primarily due to an increase in personnel costs, consulting costs, and an increase in activity of research and development.

Depreciation. Depreciation expense increased to $147,000 for the nine months ended September 30, 2008 from $33,000 for the comparable period in 2007. The increase was due to the addition of more laboratory equipment, computer equipment, furniture, and leasehold improvements equipment during the first nine months of 2008 compared with the comparable period of 2007.

Interest Expense. Interest expense on PetroAlgae’ debt outstanding under its note with PetroTech Holdings Corp (PetroTech assumed the note from XL TechGroup in August 2008) increased to $719,000 for the nine months ended September 30, 2008 from $269,000 for the comparable period in 2007. Commencing in August 2008, additional funding of $7.6 million has been advanced by Laurus Master Fund Ltd, which has triggered an additional interest expense of $28,000 as of September 30, 2008.

Year Ended December 31, 2007 Compared to Year ended December 31, 2006

Research and Development Expenses. Research and development expenses increased to $6.8 million in 2007 from $1.2 million in 2006.

General and Administrative Expenses. General and administrative expenses increased to $1.6 million in 2007 from approximately $180,000 in 2006.

Total operating expenses increased approximately $7.0 million primarily due to an increase of in personnel costs, consulting costs, and an increase in activity of research and development.

Depreciation. Depreciation expense increased to $55,000 in 2007 from $700 in 2006. The increase in depreciation expense was due to additional laboratory equipment, computer equipment, furniture, and leasehold improvements purchased.

Interest Expense. Interest expense on PetroAlgae’ debt outstanding under its note with XL TechGroup, Inc (later assigned to PetroTech Holdings Corp.) increased to $443,000 for the year ended December 31, 2007 from $0 for the comparable period in 2006. The increase in interest expense is due to the additional funding required by PetroAlgae.

Liquidity and Capital Resources

PetroAlgae has primarily financed its operations through loans from its controlling shareholder that have resulted in aggregate cumulative proceeds of approximately $15.6 million.

In September 2008, PetroAlgae completed a financing of $6,000,000 in the form of a demand note from PetroTech Holdings.

PetroAlgae’ contractual payment obligations as of December 31, 2007 are as follows:

	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating lease for facilities	$84,000	$38,000	$46,000	—	—
Total	$84,000	$38,000	$46,000	—	—

PetroAlgae has never paid or declared dividends on its capital stock.

At September 30, 2008, PetroAlgae had $5.1 million in cash, and cash equivalents and restricted cash.

Net cash used in operating activities was $4.7 million and $359,000 in 2007, and 2006, respectively, and represented the use of cash in funding technology development and product development initiatives. Net cash used in operating activities was $7.36 million for the nine months ended September 30, 2008 and $3.46 million for the nine months ended September 30, 2007, and was primarily attributed to expenditures used to fund PetroAlgae’ research and product development activities.

Net cash provided by investing activities was $485,000 and $93,000 in 2007 and 2006, respectively. Net cash provided by investing activities was $623,000 in the nine months ended September 30, 2008, and $211,000 for the comparable period in 2006. The fluctuations from period to period are due to the timing of the purchases of equipment. Financing activities provided cash of $5.3 million in 2007, $488,000 in 2006 and $9.9 million in the nine months ended September 30, 2008.

On December 22, 2008, PetroAlgae Inc. issued and sold an aggregate of 3,174,603 shares of its common stock in a private placement for a total purchase price of $10,000,000. It is anticipated that PetroAlgae Inc. will lend, pursuant to the terms of a demand note, $10,000,000 to PetroAlgae, LLC to fund its working capital needs.

We expect to continue to incur substantial losses into 2009. The amount and timing of our future losses are highly uncertain. Our ability to achieve and thereafter sustain profitability will be dependent upon, among other things, successfully developing our demonstration system, and receiving milestone payments from partner license agreements.

We will require substantial additional funding in order to continue our development and product commercialization. While we believe that the proceeds from the investments, combined with current capital resources and anticipated cash flows from licensing activities, may be sufficient to meet our capital and operating requirements for the near term, we cannot assure you that we will not require additional necessary financing. Our funding requirements may change at any time due to technological advances or competition from other companies. Our future capital requirements will also depend on numerous other factors, including scientific progress in our research and development programs, successful completion of our demonstration system, additional personnel costs, and the costs in filing and prosecuting patent applications and enforcing patent claims. We cannot assure you that adequate funding will be available to us or, if available, that it will be available on acceptable terms. Any shortfall in funding could result in our having to curtail our research and development efforts.

Critical Accounting Policies and Management Estimates

The SEC defines critical accounting policies as those that are, in management’s view, important to the portrayal of our financial condition and results of operations and demanding of management’s judgment. Our discussion and analysis of financial condition and results of operation are based on PetroAlgae’ consolidated financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles, or GAAP. The preparation of these financial statements requires PetroAlgae to make estimates on experience and on various assumptions that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from those estimates.

PetroAlgae’s critical accounting polices include:

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured.

Research and Development

Research and development expenditures, including direct and allocated overhead expenses, are charged to expense as incurred.

Long Lived Assets

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. Should there be an impairment, the Company measures the amount of the impairment based on the amount that the carrying value of the impaired asset exceeds the discounted cash flows expected to result from the use and eventual disposal from the impaired assets.

Equity-Based Compensation

In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement were effective for the Company beginning January 1, 2006.

Income Taxes

PetroAlgae, LLC is organized as a limited liability company under state law. As a limited liability company that has elected to be taxed as a partnership, the Company’s earnings pass through to the members and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements. In addition, no unaudited proforma income tax provision has been included because of the losses from operations.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which became effective for us on January 1, 2007. The Interpretation prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The adoption of FIN 48 did not have a material impact on our financial statements for the year ended December 31, 2007.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. SFAS No. 158 requires prospective application, recognition and disclosure requirements effective for the Company’s fiscal year ended December 31, 2007. Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for the Company’s fiscal year ending December 31, 2009. The Company is currently evaluating the impact of the adoption of SFAS No. 158 and does not expect that it will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of SFAS 159 will become effective as of the beginning of our 2009 fiscal year. The adoption of these new Statements is not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141 (R) Business Combinations. SFAS 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company’s financial statements.

Quantitative and Qualitative Disclosures about Market Risk

Interest Rate Risk.

Our exposure to interest rate risk is related to PetroAlgae’s investment portfolio and its borrowings. Fixed rate investments and borrowings may have their fair market value adversely impacted from changes in interest rates. Floating rate borrowings will lead to additional interest expense if interest rates increase. Due in part to these factors, PetroAlgae’s future investment income may fall short of expectations, and PetroAlgae’s interest expense may be above its expectations due to changes in U.S. interest rates. Further, PetroAlgae may suffer losses in investment principal if it is forced to sell securities that have declined in market value due to changes in interest rates. PetroAlgae invests its excess cash primarily in debt instruments of the U.S. government and its agencies.

PetroAlgae enters into loan arrangements with financial institutions when needed. At September 30, 2008, the balance of the note between PetroAlgae and PetroTech Holdings (PetroTech Holdings assumed the note from XL Tech Group in August 2008) was $16.7 million, which bears interest at prime plus 2% (7% as of September 30, 2008). Commencing in August 2008, PetroAlgae had borrowings of approximately $7.6 million outstanding under its demand notes from Laurus Master Fund, Ltd. , which bears interest at a fixed rate of approximately 12%.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table shows the number and percentage of shares of the Company’s common stock owned of record and beneficially by each director and each officer of the Company, and by each person beneficially owning more than five (5%) percent of any class of the common stock, as of December 22, 2008. Except as otherwise noted, the address of the referenced individual is c/o PetroAlgae Inc., 1901 S. Harbor City Boulevard, Suite 300, Melbourne, FL 32901.

As used in the table below, the term “beneficial ownership” means the sole or shared power to vote or direct the voting, or to dispose or direct the disposition, of any security. A person is deemed as of any date to have beneficial ownership of any security that such person has a right to acquire within 60 days after such date. Except as otherwise indicated, the stockholders listed below have sole voting and investment powers with respect to the shares indicated.

Name	Title of Stock Class	Beneficial Ownership	Percent of Class(4)

5% Holders
PetroTech Holdings Corp.(1) c/o Laurus Capital Management, LLC 335 Madison Avenue 10th Floor New York, New York 10017	Common Stock	100,000,000	95.9%

Officers and Directors

Sayan Navaratnam(2)	Common Stock	1,000,000	0.96%

John Scott(2)	Common Stock	—	—

Isaac Szpilzinger(2)	Common Stock	—	—

David Szostak(3)	Common Stock	—	—

All Directors and Officers as a Group (4 persons)	Common Stock	1,000,000	0.96%

(1)

PetroTech Holdings Corp. (“PetroTech”) is owned by Valens U.S. SPV I, LLC, a Delaware limited liability company (“Valens U.S.”), Valens Offshore SPV I, Ltd., a Cayman Islands limited company (“Valens SPV I”), Valens Offshore SPV II, Corp., a Delaware corporation (“Valens SPV II”), Laurus Master Fund, Ltd. (In Liquidation), a Cayman Islands limited company (the “Fund”), Calliope Capital Corporation, a Delaware corporation (“CCC”) and PSource Structured Debt Limited, a Guernsey company (“PSource”). The Fund, CCC and PSource are each managed by Laurus Capital Management, LLC, a Delaware limited liability company (“LCM”). Valens U.S., Valens SPV I and Valens SPV II are each managed by Valens Capital Management, LLC (“VCM”). Eugene Grin and David Grin, through other entities, are the controlling principals of LCM and VCM and share sole voting and investment power over all securities of the Company held by PetroTech. Eugene Grin and David Grin disclaim beneficial ownership of the securities of the Company held by PetroTech, except to the extent of such person’s pecuniary interest in PetroTech, if any.

(2)	Indicates director.
(3)	Indicates officer.
(4)	The percentage of common stock is calculated based upon 104,274,189 shares issued and outstanding as of December 22, 2008.

DIRECTORS AND EXECUTIVE OFFICERS

The following identifies each of the directors and executive officers of PetroAlgae Inc.

Name	Age	Positions

John S. Scott	58	Chairman of the Board

Isaac David Szpilzinger	60	Director

Sayan Navaratnam	34	Director

David Szostak	53	President, Secretary and Treasurer

Set forth below is biographical information with respect to each of the aforementioned individuals.

John S. Scott, Ph.D. Dr. Scott, age 58, has been the Chairman of the Board of Directors of the Company since December 16, 2008. Dr. Scott has been the chief executive officer of XL TechGroup, Inc. since 2002, when he was the principal founder of the company. Dr. Scott is an entrepreneur and inventor who has founded and successfully grown eleven technology companies within the past 25 years. Dr. Scott has authored business theories surrounding the development of successful technology enterprises, and lectures to business schools throughout the United States. Previously, he was a professor at the universities of Maryland and Arizona, and a visiting professor at the University of North Carolina. Dr. Scott has also been a consultant to the United States and various European governments, and was a national research council fellow at NASA. He earned a B.Sc in physics and astrophysics at Michigan State University and a Ph.D in the astrophysics/physics dual program from the University of Arizona’s Steward Observatory.

Isaac David Szpilzinger. Mr. Szpilzinger, age 60, has been a Director of the Company since December 16, 2008. He is an attorney licensed in the state of New York and since 2006 has been an employee of BBY Enterprise, Inc. where he has a limited practice related to charity law, and administrative work. From 1987 until 2006, Mr. Szpilzinger practiced with the law firm of Herzfeld & Rubin, P.C. where he was named a partner in 1994. His litigation practice areas included commercial, real estate and tort matters. In product liability cases, he defended GM, Ford, Chrysler, Volkswagen and other auto manufacturers, as well as Rockwell International Corporation. In commercial and real estate cases he represented various New York companies. He began his legal career in 1985 with a clerkship in the New York State Supreme Court, Appellate Division, Second Judicial Department. Mr. Szpilzinger holds a B.S. in Chemistry, cum laude, from Brooklyn College, and an M.A. in Chemistry and an Advanced Certificate in Educational Administration and Supervision from Brooklyn College. He also holds a Juris Doctor degree, cum laude, from New York Law School.

Sayan Navaratnam. Mr. Navaratnam, age 34, has been a Director of the Company since December 16, 2008. Since 2004, he has been the Chairman of Creative Vistas, Inc. (CVAS). At CVAS, he is responsible for creating a platform for growth and the management of the overall vision and growth of the company and its subsidiaries. From 2000 to 2003, Mr. Navaratnam was the Chief Operating Officer of ASPRO Technologies Ltd. From 1997 to 2000, he was the Chief Executive Officer of Satellite Communications Inc., and its research arm Satellite Advanced Technologies. Mr. Navaratnam was responsible for coordinating and financing research and development projects and played a key role in strategic partnerships, mergers, and licensing technologies.

Mr. Navaratnam currently serves on the board of a number of privately-held companies including AC Technical Systems, Iview Digital Video Solutions, Cygnal Technologies, White Radio, and Thinkpath. Mr. Navaratnam graduated from the University of Toronto with an Honours Double Specialist degree in economics and political science.

David Szostak. Mr. Szostak, age 53, has been President, Secretary and Treasurer of the Company since December 16, 2008 and the Chief Financial Officer of PetroAlage, LLC since its inception in 2006. A certified public accountant, he is currently the Chief Financial Officer and a Director of XL TechGroup, Inc. Mr. Szostak began his career in Chicago, Illinois working as an auditor (CPA) for a large size accountancy firm (Laventhol and Howarth) and later other smaller accounting firms. In 1987, he was Corporate Controller at Extel, Inc., a global manufacturer of electronic communication equipment for industry and governments. When Extel acquired Hetra Computer, Inc., a manufacturer of government specialty computers, in 1990, Mr. Szostak relocated to Florida and accepted the position of Vice President and CFO of Hetra. In 1993, when XL Vision, the predecessor company to XL TechGroup, acquired Hetra, Mr. Szostak continued in the same position with XL Vision. During his tenure at XL Vision, he was active in both the fundraising and public offerings of the XL Vision spin-out businesses. Mr. Szostak is a director on the board of TyraTech, Inc. He earned his Bachelor of Science in finance at Southern Illinois University, with graduate studies at DePaul University in Chicago.

The following identifies significant employees of PetroAlgae, LLC.

Name	Age	Positions

John S. Scott	58	Chairman of the Board

Ottmar Dippold	65	Chief Executive Officer

William Grieco	37	Vice President - Engineering

Jim McCreary	49	Chief Operating Officer

Fred Tennant	49	Vice President - Business Development

David Szostak	53	Chief Financial Officer

Ottmar Dippold. Mr. Dippold, age 65, assumed the role of CEO of PetroAlgae, LLC in March 2008. As a member of the senior executive team of PetroAlgae, Mr. Dippold is involved in all aspects of the company’s operations. Mr. Dippold joined Space Systems Laboratory in 1967 where he served as team leader for the design of next generation optical systems for the US Air Force and NASA. He was the founder, Chairman, CEO and President of Opto-Mecanik, Inc., a designer and manufacturer of infrared optical and laser-based systems and served in this capacity for 27 years. Mr. Dippold also served as Chairman of Applied Photonics, a provider of laser-based solutions to the semiconductor and flat panel display industries. Mr. Dippold received a degree in optical engineering from the Deroy Optical Institute, Munich, Germany.

William Grieco. Mr. Grieco, age 37, joined PetroAlgae, LLC in 2008 as its Vice President of Engineering. Mr. Grieco graduated from Georgia Institute of Technology with a Bachelor’s Degree in Chemical Engineering and received his M.S. in Chemical Engineering Practice and Ph.D. in Chemical Engineering, with a minor in Environmental Pollution Management, from Massachusetts Institute of Technology. Prior to joining PetroAlgae, Mr. Grieco most recently served as Director of Process Development with Alkermes, Inc., where he led a process research and development department, executing all laboratory, pilot and commercial scale development activities for a suite of novel injectable drug products. Prior to that, Mr. Grieco spent eight years at Rohm and Haas Company, where he held positions of increasing responsibility in process research and development and was Program Manager for Nanotechnology Applications in Emerging Technologies, leading the effort to define and execute corporate nanotechnology strategy and incorporate nanotechnology solutions into numerous product applications.

Jim McCreary. Mr. McCreary, age 49, is currently PetroAlgae, LLC’s Chief Operating Officer. He joined in 2006 and is currently building and managing the operations team. Mr. McCreary manages PetroAlgae’s strategy modeling and quantitative analysis, recruiting and training, research facility operations, production scale-up planning, quality management and customer technical support groups. Before joining PetroAlgae, he was the founding CEO, CFO, or CTO of over a dozen different new venture companies, most recently in software (ValueLogix), mobile communications (ThisInstant) and medical devices (VirtualScopics, RTek Medical Systems). Mr. McCreary has a Bachelor of Arts with Honors in Economics from Yale and an MBA with Distinction from the Harvard Business School.

Fred Tennant. Mr. Tennant, age 49, is currently Vice President of Business Development at PetroAlgae, LLC. Prior to joining PetroAlgae, Mr. Tennant was President and Managing Director of Shinkoh Technologies, Inc., a consulting firm specializing in international business development. His earlier experience includes management and marketing positions with Continental Grain Company and the agri-chemicals division of W.R. Grace. Mr. Tennant has a Bachelor of Science in Agri-Business from the University of Arkansas and an MIBA from US International University.

Board of Directors and Officers

Each director is elected until the next annual meeting of the registrant and until his or her successor is duly elected and qualified. Officers are elected by, and serve at the discretion of, the board of directors. The board of directors may also appoint additional directors up to the maximum number permitted under our by-laws. A director so chosen or appointed will hold office until the next annual meeting of stockholders.

Each executive officer serves at the discretion of the board of directors and holds office until his or her successor is elected or until his or her earlier resignation or removal in accordance with our certificate of incorporation and by-laws.

Committees of the Board of Directors

We do not have standing audit, nominating or compensation committees, or committees performing similar functions. Our board of directors believes that it is not necessary to have standing audit, nominating or compensation committees at this time because the functions of such committees are adequately performed by our board of directors.

In the future, we intend to have an audit committee, compensation committee, nominating committee and such other committees as determined by the board of directors to be in the best interests of the Company and to be in compliance with all applicable securities and state laws and listing requirements of any applicable exchanges. In the event we form an audit committee, we will seek to have a “financial expert” as an independent board member serving on the audit committee.

EXECUTIVE COMPENSATION

The following tables set forth information concerning all cash compensation awarded to, earned by or paid to all individuals serving as PetroAlgae, LLC’s principal executive officers during the last two completed fiscal years, and all non-cash compensation awarded to those same individuals as of December 19, 2008.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus(2)	Stock Awards	Total Compensation
Ottmar Dippold, Chief Executive Officer(1)	2006	$193,750	$58,110	$—	$251,860
	2007	$210,000	$42,000	$—	$252,000
Jim McCreary, Chief Operating Officer(1)	2006	$16,154	$—	$—	$16,154
	2007	$200,000	$36,000	$—	$236,000
David Szostak, Chief Financial Officer(1)	2006	$275,000	$82,500	$—	$357,500
	2007	$300,000	$60,000	$—	$360,000
John Scott, Chairman of the Board(1)	2006	$475,000	$42,500	$—	$617,500
	2007	$500,000	$100,000	$—	$600,000
William Grieco, VP Engineering(3)	2006	$—	$—	$—	$—
	2007	$—	$—	$—	$—
Fred Tennant, VP Business Development	2006	$—	$—	$—	$—
	2007	$134,615	$20,966	$—	$155,581

(1)	Executive officers compensated directly by XL TechGroup, Inc. for these periods. A portion of those costs were charged to PetroAlgae, LLC as an expense. Beginning August 1, 2008, all executive officers were employed directly by PetroAlgae, LLC.

(2)	Bonus amounts are shown for the period in which they were earned. They were paid in the subsequent period.

(3)	William Grieco jointed PetroAlgae, LLC in April 2008.

Outstanding Equity Awards

The following table sets forth information with respect to the unvested equity awards held by PetroAlgae, LLC’s principal executive officers at December 19, 2008.

	Unit Awards(1)
Name	# of Unvested Units	Market Value of Unvested Units(1)
Ottmar Dippold	418,870	$—
Jim McCreary	140,000	$—
David Szostak	270,000	$—
John Scott	800,000	$—
William Grieco	90,000	$—
Fred Tennant	100,000	$—

(1)	Incentive equity awards in PetroAlgae, LLC are in the form of Class B Membership Units. Employees holding Class B Membership Units have been given the option to exchange their Class B Membership Units for equity in PetroAlgae Inc.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

1.	Sublease from XL TechGroup, Inc.

PetroAlgae, LLC currently subleases space from XL TechGroup, Inc. (“XL TechGroup”). Messrs. Scott and Szostak serve as directors and/or officers of both XL TechGroup and PetroAlgae, LLC. XL TechGroup founded and developed PetroAlgae, LLC from its inception. In 2008, XL TechGroup entered into a formal sublease with PetroAlgae, LLC for the portion of its facility occupied by PetroAlgae, LLC.

2.	Issuance of Shares to Board Director

On December 19, 2008, in a private placement, PetroAlgae Inc. issued 1,000,000 shares of its common stock to Nationwide Solutions Inc., a Canadian corporation (“Nationwide Solutions”), that is performing consulting services for the Company. Sayan Navaratnam, a Company director, is the sole owner of Nationwide Solutions.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 300,000,000 shares of common stock, par value $.001 per share. As of the date hereof, there are 104,274,189 shares of our common stock issued and outstanding.

Holders of common stock are entitled to one vote for each share held of record on each matter submitted to a vote of stockholders. There is no cumulative voting for the election of directors. Subject to the prior rights of any class or series of preferred stock which may from time to time be outstanding, if any, holders of common stock are entitled to receive ratably, dividends when, as, and if declared by our board of directors out of funds legally available for that purpose and, upon our liquidation, dissolution, or winding up, are entitled to share ratably in all assets remaining after payment of liabilities and payment of accrued dividends and liquidation preferences on the preferred stock, if any. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities. The outstanding common stock is validly authorized and issued, fully-paid and nonassessable.

Stock Symbol; Trading of common stock

Our common stock is quoted on the OTC Bulletin Board under the symbol “DVGL”.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock of the Registrant is Island Stock Transfer, 100 Second Avenue, South, Suite 104N, St. Petersburg, Florida 33701, telephone (727) 289-0010, facsimile (727) 289-0069.

MARKET PRICE OF AND DIVIDENDS ON OUR

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the Over-the-Counter Electronic Bulletin Board under the symbol “DVGL.” As of November 26, 2008, we had 333 stockholders of record. No bid quotations were available for the period ended December 31, 2007.

The Company has not paid, nor declared, any dividends since our inception and does not intend to declare any such dividends in the foreseeable future. Our ability to pay dividends is subject to limitations imposed by Delaware law. Under Delaware law, dividends may be paid to the extent that a corporation’s assets exceed its liabilities and it is able to pay its debts as they become due in the usual course of business.

Reports to Stockholders

We intend to continue to comply with the periodic reporting requirements of the Exchange Act. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available to the public at the SEC’s web site at “http://www.sec.gov.”

Dividends

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. We have never declared or paid cash dividends. Our board of directors does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investments. In addition, our operating subsidiary, PetroAlgae, LLC, from time to time may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements.

RECENT SALES OF UNREGISTERED SECURITIES

On December 19, 2008, in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to the exemption afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, PetroAlgae Inc. issued 1,000,000 shares of its common stock to Nationwide Solutions Inc., a Canadian corporation (“Nationwide Solutions”), that is performing consulting services to the Company. Sayan Navaramam, a Company director, is the sole owner of Nationwide Solutions.

On December 22, 2008, in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to the exemption afforded by Section 4(2) thereof and/or Regulation D promulgated thereunder, PetroAlgae Inc. issued and sold 666,667 shares of its common stock for a total purchase price of $2,100,000 to Valens U.S. SPV I, LLC, and 2,507,936 shares of its common stock for a total purchase price of $7,900,000 to Valens Offshore SPV I, Ltd. The Company intends to use the proceeds of this private placement to fund the working capital needs of PetroAlgae, LLC.

INDEMNIFICATION OF OFFICERS AND DIRECTORS

Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

•	for any breach of their duty of loyalty to the company or its stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Under our bylaws, the Company may indemnify and advance litigation expenses to directors and officers to the extent permitted by law, our certificate of incorporation or the bylaws. Under our certificate of incorporation, as amended, the Company may indemnify any director or officer who is made a party or threatened to be made a party to any suit or proceeding, or is a party in a suit by the Corporation, by reason of the fact that they are a director or officer, against expenses (including attorneys fees), judgments, fines and amounts paid in settlement. The Company may indemnify any director or officer to the extent he has been successful on the merits in defense of any claim against expenses.

ITEM 7.01.	REGULATION FD DISCLOSURE

On December 24, 2008, the Company issued a press release with respect to its sale of 666,667 shares of its common stock for a total purchase price of $2,100,000 to Valens U.S. SPV I, LLC and 2,507,936 shares of its common stock for a total purchase price of $7,900,000 to Valens Offshore SPV I, Ltd. A copy of that press release is attached as Exhibit 99.1 hereto and is incorporated into this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information included or incorporated in this Item 7.01 from Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of PetroAlgae, LLC.

Filed herewith are the following:

Audited balance sheets of PetroAlgae, LLC for the years ended December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ (deficit) and cash flows for the year ended December 31, 2007, the period from inception (September 22, 2006) to December 31, 2006, and the period from inception (September 22, 2006) through December 31, 2007.

(b) Pro forma statements are presented for Dover Glen, Inc. for the nine-months ended September 30, 2008 and the year-ended December 31, 2007.

(c) Exhibit Index

Exhibit Number	Description

3.1†	Certificate of Amendment of Certificate of Incorporation of Dover Glen, Inc.

10.1	Stock Purchase Agreement, dated December 22, 2008, by and between PetroAlgae Inc. and Valens U.S. SPV I, LLC.

10.2	Stock Purchase Agreement, dated December 22, 2008, by and between PetroAlgae Inc. and Valens Offshore SPV I, Ltd.

10.3	Consulting Agreement, dated December 19, 2008, between PetroAlgae Inc. and Nationwide Solutions Inc.

10.4	Substitute Membership Agreement, dated December 19, 2008, between PetroTech Holdings Corp. and PetroAlgae Inc.

10.5	Amended and Restated Limited Liability Company Agreement of PetroAlgae, LLC, dated February 16, 2007.

10.6	Consent Agreement, dated August 14, 2008, by and among Arizona Sciences and Technology Enterprises, LLC, PetroAlgae, LLC, LV Administrative Services, Inc. and PetroTech Holdings Corp.

99.1	Press Release, dated December 24, 2008.

†	Incorporated by reference from the Company’s Form 8-K filed with the Securities and Exchange Commission on December 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 29, 2008

PETROALGAE INC.

By:	/s/ David Szostak
	Name:	David Szostak
	Title:	President

PETROALGAE

Consolidated Financial Statements

Years Ended December 31, 2007 and 2006

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Members and Board of Directors

We have audited the accompanying balance sheets of PetroAlgae, LLC (a Development Stage Company) as of December 31, 2007 and 2006, and the related consolidated statements of operations, stockholders’ (deficit) and cash flows for the year ended December 31, 2007, the period from inception (September 22, 2006) to December 31, 2006, and the period from inception (September 22, 2006) through December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the financial statements referred to above present fairly, in all material respects, the financial position of PetroAlgae, LLC (a Development Stage Company) as of December 31, 2007 and 2006, and the results of operations for the year ended December 31, 2007, the period from inception (September 22, 2006) to December 31, 2006, and the period from inception (September 22, 2006) through December 31, 2007, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has incurred significant losses from operations and has a working capital deficit and no revenue generating operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Stark Winter Schenkein & Co., LLP

/s/    Stark Winter Schenkein & Co., LLP

Denver, Colorado

December 15, 2008

PetroAlgae, LLC

(A Development Stage Company)

Balance Sheets

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash	$184,145	$36,477
Prepaid expenses	6,344	1,060

Total current assets	190,489	37,537

Property and equipment	578,052	92,769
Accumulated depreciation	(55,816)	(708)

Net property and equipment	522,236	92,061

Long-term deposits	7,700	—

Total assets	$720,425	$129,598

Liabilities and Members’ Deficit
Current liabilities:
Accounts payable	330,901	89,546
Accrued expenses	273,056	53,653
Due to affiliate	200,259	908,591

Total current liabilities	804,216	1,051,790

Note payable - related party	8,907,793	—
Other long term liabilities	758,917	—

Total liabilities	10,470,926	1,051,790

Members’ deficit:
Member contributions	521,252	488,532
Deficit accumulated during the development stage	(10,271,753)	(1,410,724)

Total members’ deficit	(9,750,501)	(922,192)

Total liabilities and members’ deficit	$720,425	$129,598

See the accompanying notes to the financial statements.

PetroAlgae, LLC

(A Development Stage Company)

Statements of Operations

	For the Period From September 22, 2006 (Inception) Through December 31, 2006	Year Ended December 31, 2007	For the Period From September 22, 2006 (Inception) Through December 31, 2007
Revenue	$—	$—	$—

Costs and expenses:
General and administrative	179,621	1,604,098	1,783,719
Research and development	1,231,103	6,813,459	8,044,562
Interest expense	—	443,472	443,472

Total costs and expenses	1,410,724	8,861,029	10,271,753

Net loss	$(1,410,724)	$(8,861,029)	$(10,271,753)

Basic and diluted voting units outstanding	19,000,000	19,915,068

Basic and diluted loss per unit	$(0.07)	$(0.44)

See the accompanying notes to the financial statements.

PetroAlgae, LLC

(A Development Stage Company)

Statements of Changes in Members’ Deficit

Period From Inception (September 22, 2006) to December 31, 2007

	Units		Member Contributions	Deficit Accumulated During the Development Stage	Total
	Class A	Class B
Initial Member Contribution	19,000,000	—	$488,532	—	$488,532
Net loss	—	—	—	(1,410,724)	(1,410,724)

Balance - December 31, 2006	19,000,000	—	488,532	(1,410,724)	(922,192)

Member contribution	1,000,000	—	25,713	—	25,713
Employee equity awards	—	541,100	7,007	—	7,007
Net loss	—	—	—	(8,861,029)	(8,861,029)

Balance - December 31, 2007	20,000,000	541,100	$521,252	$(10,271,753)	$(9,750,501)

See the accompanying notes to the financial statements.

PetroAlgae, LLC

(A Development Stage Company)

Statements of Cash Flows

	For the Period From September 22, 2006 (Inception) Through December 31, 2006	Year Ended December 31, 2007	For the Period From September 22, 2006 (Inception) Through December 31, 2007
Cash flows from operating activities:
Net loss	$(1,410,724)	$(8,861,029)	$(10,271,753)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of license agreement	—	758,917	758,917
Units issued for license fee	—	25,713	25,713
Expenses paid and interest added to note payable - related party	—	3,607,793	3,607,793
Depreciation	708	55,108	55,816
Stock-based compensation	—	7,007	7,007
(Increase) in prepaid expenses	(1,060)	(5,284)	(6,344)
Increase in deposits	—	(7,700)	(7,700)
Increase (decrease) in Due to affiliate	908,591	(708,332)	200,259
Increase (decrease) in accounts payable	143,199	241,355	384,554
Increase (decrease) in accrued liabilities	—	219,403	219,403

Net cash (used in) operating activities	(359,286)	(4,667,049)	(5,026,335)

Cash flows from investing activities:
Acquisition of property and equipment	(92,769)	(485,283)	(578,052)

Net cash (used in) investing activities	(92,769)	(485,283)	(578,052)

Cash flows from financing activities:
Member Contributions	488,532	—	488,532
Proceeds from notes payable - related party	—	5,300,000	5,300,000

Net cash provided by financing activities	488,532	5,300,000	5,788,532

Net increase in cash	36,477	147,668	184,145
Cash - beginning of period	—	36,477	—

Cash - end of period	$36,477	$184,145	$184,145

Cash paid for:
Interest	$—	$—	$—

Income taxes	$—	$—	$—

Non-cash investing and financing activities:
Contribution of license	$—	$25,713	$25,713

See the accompanying notes to the financial statements.

PetroAlgae, LLC

(A Development Stage Company)

Notes to Consolidated Financial Statements

December 31, 2007 and 2006

Note 1 BASIS OF PRESENTATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

PetroAlgae, LLC (the “Company”) was created on September 22, 2006, in the state of Delaware to develop a commercial, scalable solution comprising a proprietary library of algae that combines the unique characteristics of rapid growth rate and high oil content. The algae are cultivated in modular bioreactors that can be operated cost-effectively at commercial scale. Harvest occurs on a continuous basis, and could produce up to 200 times more feedstock oil per acre than traditional crops like soybeans. This is the equivalent of being able to grow enough feedstock oil to meet the entire USA and EU needs for biodiesel fuel on less than 2% of the arable land in those regions.

Basis of Presentation

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business.

The Company has experienced significant losses from operations aggregating $10,271,753 since inception. In addition, the Company had working capital and member deficits at December 31, 2007, of $613,727 and $9,750,501 respectively and has no significant revenue generating operations.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity and attain profitable operations. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional investments. In addition, the Company is seeking to establish a revenue base. Failure to secure such financing or to raise additional equity capital and to establish a revenue base may result in the Company depleting its available funds and not being able pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

Use of Estimates

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense. Actual results may differ from these estimates.

Revenue Recognition

In general, the Company records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectability is reasonably assured. The following policies reflect specific criteria for the various revenues streams of the Company:

Revenue is recognized at the time the product is delivered. Provision for sales returns will be estimated based on the Company’s historical return experience. Revenue will be presented net of returns.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Business and Technical Development

Business and technical development costs are expensed as incurred. Business development costs amounted to $1,604,098 and $179,621 for the year ended December 31, 2007 and the period from inception to December 31, 2006, respectively. Technical development costs include research and development and in-process research and development. Research and development costs amounted to $6,813,459 and $1,231,103 for the years ended December 31, 2007, and the period from inception to December 31, 2006, respectively.

Fair Value of Financial Instruments

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2007. The respective carrying value of certain on-balance-sheet financial instruments, approximate their fair values. These financial instruments include cash, accounts payable, accrued expenses, notes payable and due to affiliates. Fair values were assumed to approximate carrying values for these financial instruments because they are short term in nature and their carrying amounts approximate fair values or they are receivable or payable on demand.

The carrying value of the Company’s note payable approximated its fair value based on the current market conditions for similar debt instruments.

Property and Equipment

Property and equipment is recorded at cost. Expenditures for major improvements and additions are added to property and equipment, while replacements, maintenance and repairs which do not extend the useful lives are expensed.

Long Lived Assets

The carrying value of long-lived assets is reviewed on a regular basis for the existence of facts and circumstances that suggest impairment. Should there be an impairment, the Company measures the amount of the impairment based on the amount that the carrying value of the impaired asset exceeds the discounted cash flows expected to result from the use and eventual disposal from the impaired assets.

Income Taxes

The Company is organized as a limited liability company under state law. As a limited liability company that has elected to be taxed as a partnership, the Company’s earnings pass through to the members and are taxed at the member level. Accordingly, no income tax provision has been included in these financial statements. In addition, no unaudited proforma income tax provision has been included because of the losses from operations.

Earnings Per Capital Unit

For purposes of calculating basic earnings per capital unit, capital units issued by the Company are considered outstanding on the effective date of issuance.

Equity-Based Compensation

In December 2004, the FASB issued SFAS 123 (revised 2004) “Share-Based Payment”. This Statement requires that the cost resulting from all share-based transactions be recorded in the financial statements. The Statement establishes fair value as the measurement objective in accounting for share-based payment arrangements and requires all entities to apply a fair-value-based measurement in accounting for share-based payment transactions with employees. The Statement also establishes fair value as the measurement objective for transactions in which an entity acquires goods or services from non-employees in share-based payment transactions. The Statement replaces SFAS 123 “Accounting for Stock-Based Compensation” and supersedes APB Opinion No. 25 “Accounting for Stock Issued to Employees”. The provisions of this Statement were effective for the Company beginning January 1, 2006.

Recent Accounting Pronouncements

In July 2006, the FASB issued FASB Interpretation No. 48, “Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109” (“FIN 48”), which became effective for us on January 1, 2007. The Interpretation prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The adoption of FIN 48 did not have a material impact on our financial statements for the year ended December 31, 2007.

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”. This Statement defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosure about fair value measurement. The implementation of this guidance is not expected to have any impact on the Company’s financial statements.

In September 2006, the FASB issued SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 106, and 132(R)” (“SFAS No. 158”). SFAS No. 158 requires companies to recognize a net liability or asset and an offsetting adjustment to accumulated other comprehensive income to report the funded status of defined benefit pension and other postretirement benefit plans. SFAS No. 158 requires prospective application, recognition and disclosure requirements effective for the Company’s fiscal year ended December 31, 2007. Additionally, SFAS No. 158 requires companies to measure plan assets and obligations at their year-end balance sheet date. This requirement is effective for the Company’s fiscal year ending December 31, 2009. The Company is currently evaluating the impact of the adoption of SFAS No. 158 and does not expect that it will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, including an amendment of FASB Statement No. 115 (“SFAS 159”). SFAS 159 permits companies to choose to measure many financial instruments and certain other items at fair value that are not currently required to be measured at fair value and establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. The provisions of SFAS 159 will become effective as of the beginning of our 2009 fiscal year. The adoption of these new Statements is not expected to have a material effect on the Company’s financial position, results of operations, or cash flows.

In December 2007, the FASB issued SFAS No. 141 (R) Business Combinations. SFAS 141R establishes principles and requirements for how the acquirer of a business recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree. SFAS 141R also provides guidance for recognizing and measuring the goodwill acquired in the business combination and determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160 Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51. SFAS 160 establishes accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. The guidance will become effective as of the beginning of the Company’s fiscal year beginning after December 15, 2008. Management believes the adoption of this pronouncement will not have a material impact on the Company’s financial statements.

Note 2 Property and Equipment

Property and equipment and related accumulated depreciation and amortization consist of:

	December 31		Estimated useful lives
	2007	2006
Leasehold improvements	$64,090	$—	5-10 years
Furniture and fixtures	13,417	—	3-7 years
Automobiles	12,252	12,252	3-5 years
Computer and office equipment	25,778	—	3-7 years
Engineering equipment	357,175	57,300	3-7 years
Software and networking	105,340	23,217	3-5 years

Total cost basis	578,052	92,769

Less accumulated depreciation and amortization	(55,816)	(708)

	$522,236	$92,061

Note 3 Notes Payable

Notes payable consist of the following at December 31, 2007:

Up to $25,000,000 collateralized note dated January 1, 2007	$8,907,793
• collateral – all assets of the Company
• Interest payable monthly, and is drawn into note on a monthly basis at Prime + 2% (9.25% at December 31, 2007)
• Funding provided as needed.

•        Due on the earliest to occur of (a) the Borrower’s receipt of the proceeds of from a Qualified IPO (as defined in the agreement), (b) the sale of all or substantially all of the assets of the borrower, or (c) August 31, 2010.

Total long term debt	$8,907,793

Each of the Company’s debt instruments are held by XL TechGroup, Inc. The note agreements are collectively secured by all of the Company’s assets.

Note 4 Leases

The Company has non-cancellable operating leases for office space that expire between one and three years. Rental expense for the operating leases during the years ended December 31, 2007 and 2006, was $73,725 and $4,000 respectively.

Future minimum lease payments under non-cancellable operating leases (with initial or remaining lease terms in excess of one year) and future minimum capital lease payments as of December 31, 2007 are:

Operating leases
Year ending December 31:
2008	$38,083
2009	28,998
2010	17,304

Total minimum lease payments	$84,385

Note 5 Members’ Equity and Unit-Based Payments

The Company’s equity consists of the following:

Class A units – voting units

Class B units – non-voting units to be issued under the equity incentive plan, limited to 14% of the total outstanding units

At inception the Company issued to XL TechGroup, Inc. 19,000,000 Class A units for cash of $488,532. In addition during the year ended December 31, 2007, the Company issued 1,000,000 Class A units valued at $25,713 as partial consideration for a license (see Note 6) to AzTE. AzTE has been granted anti-dilution and is entitled to 5% of the fully diluted capitalization of the Company prior to the closing of any IPO. Pursuant to the non dilution clause, the Company will be required to issue AzTE an additional 27,663 units as of December 31, 2007. In addition, AzTE is entitled to certain registration rights should the Company file a registration statement with the Securities and Exchange Commission.

Equity incentive plan

The Company has affected an equity incentive plan to provide employees and consultants with awards of interests in the Company denominated as Class B units.

The Company granted 541,100 units to various employees through unit grant agreements. The unit grants generally vest over four years of continual service and unvested shares are non-voting. The fair value of these grants was determined by the Company as $16,233 at the grant date, and related charges of US$1,596 and $0 were included in operating expenses in 2007 and 2006, respectively. The fair value of the unit grants was determined using the transaction that took place in 2006 where XL TechGroup, Inc. contributed $488,532 into PetroAlgae, and in return, received 19,000,000 units of PetroAlgae ($.03 per unit). As of December 31, 2007, the total unrecognized compensation cost for non-vested unit grants granted under the Plan was $14,637, which will be amortized over the remaining vesting periods. In addition to the amortization of the fair value of units, the Company also recognizes an operational expense of $.01 per unit granted to employees. This has resulted in an additional expense of $5,411 at December 31, 2007.

Note 6 Licenses for Intellectual Property

During 2007, a minority member of PetroAlgae contributed licensed intellectual property to PetroAlgae. In exchange for the licensed intellectual property, the shareholder accepted an ownership interest of 1,000,000 Class A Units, $1,550,000 in cash, $500,000 in cash upon the initial commercial sale of licensed products, a future stream of royalty payments of 3.5% (subject to certain minimums) of net sales derived from the licensed products and 7% of certain other sales, collectively fair valued at $2,334,629 on the transaction date. The Company is unable to determine at this time if it will be able to commercially utilize the intellectual property and has recorded research and development expense during the period for the entire fair value of $2,334,629. As a result of this transaction, the Company recorded a long-term liability and realized research and development expense aggregating $758,917 related to the present value of the estimated minimum future payments, which is included in the fair value above.

Note 7 Retirement Plan

Employees of PetroAlgae can take advantage of the 401k retirement plan where if they contribute a percentage of their gross pay toward a 401k plan, PetroAlgae will match the contribution. The contribution is matched up to 5%. Matching contributions were $3,881 and $0 during 2007 and 2006

Note 8 Subsequent Events

During the nine months ended September 30, 2008, the Company issued 1,229,270 additional units to various employees (of which 95,400 are pending approval), and has repurchased 68,100 units that were unvested to employees at the end of their employment.

In August 2008, PetroTech Holdings Corp. acquired the assets held by XL TechGroup, Inc, which included the 87.19% ownership in PetroAlgae as of September 30, 2008. The note between XL TechGroup and PetroAlgae that was originally held by XL TechGroup has also been acquired by PetroTech Holdings Corp. As of September 30, 2008, the balance of the note was $16.7 million. Commencing in August 2008, additional funding of $7.6 million has been advanced by Laurus Master Fund Ltd. (In Liquidation).

PetroAlgae, LLC

(A Development Stage Company)

Balance Sheet

September 30, 2008

(Unaudited)

ASSETS
Current assets:
Cash	$2,078,896
Restricted cash	3,000,000
Prepaid expenses, short term deposits, and other current assets	63,553

Total current assets	5,142,449

Property and equipment	1,201,142
Accumulated depreciation	(198,982)

Net property and equipment	1,002,160

Long-term deposits	16,531

Total assets	$6,161,140

Liabilities and Members’ Deficit
Current liabilities:
Accounts payable	$355,747
Accrued expenses	1,517,511
Notes payable	7,639,600

Total current liabilities	9,512,858

Notes payable	16,691,523
Other long term liabilities	758,917

Total liabilities	26,963,298

Members’ deficit:
Member contributions	538,630
Deficit accumulated during the development stage	(21,340,788)

Total members’ equity	(20,802,158)

Total liabilities and members’ deficit	$6,161,140

See the accompanying notes to the financial statements.

PetroAlgae, LLC

(A Development Stage Company)

Statements of Operations

(Unaudited)

	For the Period From January 1, 2007 Through September 30, 2007	For the Period From January 1, 2008 Through September 30, 2008	For the Period From September 22, 2006 (Inception) Through September 30, 2008
Revenue	$—	$—	$—

Costs and expenses:
General and administrative	1,145,981	3,570,376	5,354,095
Research and development	5,072,659	6,751,159	14,795,721
Interest expense	268,663	747,500	1,190,972

Total costs and expenses	6,487,303	11,069,035	21,340,788

Net loss	$(6,487,303)	$(11,069,035)	$(21,340,788)

Basic and diluted voting units outstanding	19,888,889	20,000,000

Basic and diluted loss per unit	$(0.33)	$(0.55)

See the accompanying notes to the financial statements.

PetroAlgae, LLC

(A Development Stage Company)

Statements of Cash Flows

(Unaudited)

	For the Period From January 1, 2007 Through September 30, 2007	For the Period From January 1, 2008 Through September 30, 2008	For the Period From September 22, 2006 (Inception) Through September 30, 2008
Cash flows from operating activities:
Net cash (used in) operating activities	$(3,466,815)	$(7,362,146)	$(12,388,482)

Cash flows from investing activities:
Acquisition of property and equipment	(211,452)	(623,091)	(1,201,142)

Net cash (used in) investing activities	(211,452)	(623,091)	(1,201,142)

Cash flows from financing activities:
Member contributions	—	—	488,532
Advances on notes payable	3,700,000	9,879,988	15,179,988

Net cash provided by financing activities	3,700,000	9,879,988	15,668,520

Net increase in cash	21,733	1,894,751	2,078,896
Cash - beginning of period	36,477	184,145	—

Cash - end of period	$58,210	$2,078,896	$2,078,896

Cash paid for :
Interest	$—	$—	$—

Income taxes	$—	$—	$—

Non cash investing and financing activities:
Increase in restricted cash from note payable	$—	$3,000,000	$3,000,000

Contribution of license	$25,713	$—	$25,713

See the accompanying notes to the financial statements.

PetroAlgae, LLC

(A Development Stage Company)

Notes to Financial Statements

September 30, 2008

(Unaudited)

1. BASIS OF PRESENTATION

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles (GAAP) for interim financial information and Rule 8.03 of Regulation SX. They do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, all adjustments (consisting only of normal recurring adjustments) considered necessary for a fair presentation have been included. The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. For further information, refer to the financial statements of the Company as of December 31, 2007 and 2006, and for the year ended December 31, 2007, and the period from inception to December 31, 2006.

The accompanying financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, which require management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expense. Actual results may differ from these estimates.

Earnings Per Capital Unit

For purposes of calculating basic earnings per capital unit, capital units issued by the Company are considered outstanding on the effective date of issuance.

2. BASIS OF REPORTING

The Company’s financial statements are presented on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. At September 30, 2008, the Company had a working capital deficit of $4,370,409, an accumulated deficit of $21,340,788 and a members’ deficit of $20,802,158. In addition, the Company has no revenue generating operations.

The Company’s ability to continue as a going concern is contingent upon its ability to secure additional financing, increase ownership equity, and attain profitable operations. In addition, the Company’s ability to continue as a going concern must be considered in light of the problems, expenses and complications frequently encountered in established markets and the competitive environment in which the Company operates.

The Company is pursuing financing for its operations and seeking additional investments. In addition, the Company is seeking to establish a revenue base. Failure to secure such financing or to raise additional equity capital and to establish a revenue base may result in the Company depleting its available funds and not being able to pay its obligations.

The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

3. Property and Equipment

Property and equipment and related accumulated depreciation and amortization consist of the following at September 30, 2008:

Leasehold improvements	$338,150
Furniture and fixtures	20,223
Automobiles	32,344
Computer and office equipment	111,332
Engineering equipment	487,123
Software and networking	211,970

Total cost basis	1,201,142
Less accumulated depreciation and amortization	(198,982)

$1,002,160

4. Notes Payable

Notes payable consist of the following at September 30, 2008:

Long-term
Up to $25,000,000 collateralized note dated January 1, 2007	$16,691,523
• Interest payable monthly, and is drawn into note on a monthly basis at Prime + 2% (7% at September 30, 2008)

•        Due on the earliest to occur of (a) the Borrower’s receipt of the proceeds of from a Qualified IPO (as defined in the agreement), (b) the sale of all or substantially all of the assets of the borrower, or (c) August 31, 2010.

• In August 2008, note was transferred from XL TechGroup to PetroTech Holdings Corp. (controlled by Laurus Master Fund Ltd.)

Short –term • Collateralized notes with interest at 12% per annum, due on demand	$7,639,600

Each of the Company’s debt instruments is held by Laurus Master Fund Ltd. The note agreements are collectively secured by all of the Company’s assets.

As part of the note agreements the Company has agreed to deposit $3,000,000 in a restricted account for the benefit of the lender.

5. Members’ Equity and Unit-Based Payments

The Company’s equity consists of the following:

Class A units – voting units

Class B units – non-voting units to be issued under the equity incentive plan, limited to 14% of the total outstanding units

At inception the Company issued to XL TechGroup, Inc. 19,000,000 Class A units for cash of $488,532. In addition during the year ended December 31, 2007, the Company issued 1,000,000 Class A units valued at $25,713 as partial consideration for a license to AzTE. AzTE has been granted anti-dilution and is entitled to 5% of the fully diluted capitalization of the Company prior to the closing of any IPO. Pursuant to the non dilution clause, the company will be required to issue AzTE an additional 89,452 units as of September 30, 2008. In addition, AzTE is entitled to certain registration rights should the Company file a registration statement with the Securities and Exchange Commission. In August 2008, PetroTech Holdings Corp (controlled by Laurus Master Fund Ltd) took over the 19,000,000 units held by XL TechGroup.

Equity incentive plan

The Company has effected an equity incentive plan to provide employees and consultants with awards of interests in the Company denominated as Class B units.

The Company granted 1,702,270 units to various employees through unit grant agreements (95,400 pending approval as of September 30, 2008). The unit grants generally vest over four years of continual service and unvested shares are non-voting. The fair value of these grants was determined by the Company as $51,068 at the grant date, and related charges of $5,767 were included in operating expenses for the nine months ended September 30, 2008. The fair value of the unit grants was determined using the transaction that took place in 2006 where XL TechGroup, Inc. contributed $488,532 into PetroAlgae, and in return, received 19,000,000 units of PetroAlgae ($.03 per unit). As of September 30, 2008, the total unrecognized compensation cost for non-vested unit grants granted under the Plan was $43,704, which will be amortized over the remaining vesting periods. In addition to the amortization of the fair value of units, the Company also recognizes an operational expense of $.01 per unit granted to employees. This has resulted in an additional expense of $11,612 for the nine months ended September 30, 2008.

Pro Forma Financial Information.

Unaudited Condensed Combined Pro Forma Balance Sheet as of September 30, 2008

Unaudited Condensed Combined Pro Forma Statement of Operations for the Year Ended December 31, 2007, and the nine months ended September 30, 2008

Notes to Unaudited Condensed Combined Pro Forma Financial Statements

Unaudited Condensed Combined Pro Forma Financial Information

On December 16, 2008, PetroTech Holdings Corp. (“PetroTech”) acquired 10,000,000 shares of common stock and 9,000,000 shares of Series B preferred stock which was converted into 90,000,000 shares of common stock of Dover Glen, Inc. (“Dover Glen”) in exchange for a payment of $350,000 to a third party. In conjunction with this all of the membership interests in PetroAlgae, LLC (“PetroAlgae”) were converted into these Dover Glen common shares.

The unaudited condensed combined pro forma balance sheet and statements of operations are presented combining PetroAlgae’s balance sheet at September 30, 2008, with Dover Glen’s balance sheet at September 30, 2008, and PetroAlgae’s statements of operations for the year ended December 31, 2007, and the nine months ended September 30, 2008, with the Dover Glen’s statements of operations for the year ended December 31, 2007, and nine months ended September 30, 2008, assuming the transaction occurred on January 1, 2007.

The unaudited condensed combined pro forma financial data and the notes thereto should be read in conjunction with each of the Registrant’s and PetroAlgae’s historical financial statements. The unaudited condensed combined pro forma financial data is based upon certain assumptions and estimates of management that are subject to change. The unaudited condensed combined pro forma financial data is presented for illustrative purposes only and is not necessarily indicative of any future results of operations or the results that might have occurred if the exchange transaction had actually occurred on the indicated date.

The pro forma information is based on historical financial statements giving effect to the transaction as a reverse acquisition and the assumptions and adjustments in the accompanying notes to the pro forma financial statements. The unaudited condensed combined pro forma financial information is not necessarily indicative of the actual results of operations or the financial position which would have been attained had the acquisitions been consummated at either of the foregoing dates or which may be attained in the future. The pro forma financial information should be read in conjunction with the historical financial statements of PetroAlgae (including notes thereto) included in this Form.

PETROALGAE INC.

UNAUDITED CONDENSED COMBINED PRO FORMA BALANCE SHEET

September 30, 2008

ASSETS

	Dover Glen	PetroAlgae	Pro Forma Adjustments	Pro Forma Combined
Current Assets:
Cash and equivalents	$2,849	$2,078,896		$2,081,745
Restricted cash	—	3,000,000		3,000,000
Prepaid expenses, short term deposits, and other current assets	—	63,553		63,553
Total current assets	2,849	5,142,449		5,145,298
Property and equipment, net	—	1,002,160		1,002,160

Other Assets:
Long term deposits	—	16,531		16,531
Total other assets	—	16,531		16,531

Total Assets	$2,849	$6,161,140		$6,163,989

PETROALGAE INC.

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

Current Liabilities:
Accounts Payable	$—	$355,747			$355,747
Accrued expenses	8,660	1,517,511			1,526,171
Due to related parties	61,901				61,901
Notes payable	—	7,639,600			7,639,600

Total current liabilities	70,561	9,512,858			9,583,419

Long term Debt:
Notes payable	—	16,691,523			16,691,523
Other long term liabilities	—	758,917			758,917

Total liabilities	70,561	26,963,298			27,033,859

Stockholders’ equity (deficit):
Preferred stock Class B	25,000	—	$(25,000	)(1)	—
Common stock $.001 par value; 100, 099,586 shares issued and outstanding	99	—	100,000	(3)	100,099

Member Contributions	—	538,630	(538,630	)(2)	—

Additional paid-in-capital	38,151	—	25,000	(1)	370,819
			538,630	(2)
			(130,962	)(2)
			(100,000	)(3)
Accumulated Deficit	(130,962)	(21,340,788)	130,962	(2)	(21,340,788)
Total stockholders’ equity (deficit)	(67,712)	(20,802,158)			(20,869,870)

	$2,849	$6,161,140	$—		$6,163,989

See accompanying notes to the unaudited condensed combined financial statements

PETROALGAE INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2007

	Dover Glen Year ended December 31, 2007	PetroAlgae Year ended December 31, 2007	Pro Forma Adjustments	Pro Forma Combined
Revenues	$—	$—		$—
Operating expenses
General and administrative	69,395	1,604,098		1,673,493
Research & Development	—	6,813,459		6,813,459

Total operating expenses	69,395	8,417,557		8,486,952

Net income (loss) from operations	(69,395)	(8,417,557)		(8,486,952)

Interest Expense	—	443,472		443,472
Net income (loss) before income taxes	(69,395)	(8,861,029)		(8,930,424)
Provision for income taxes (benefit)	—	—		—
Net income (loss) before distributions	(69,395)	(8,861,029)		(8,930,424)
Distributions	—	—		—

Net income (loss) available to common stockholders	$(69,395)	$(8,861,029)		$(8,930,424)

Net income (loss) per common share (basic and assuming dilution)				$(0.09)

Weighted average shares outstanding (basic and diluted)				100,099,586

See accompanying notes to unaudited condensed combined financial statements

PETROALGAE INC.

UNAUDITED CONDENSED COMBINED PRO FORMA STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2008

	Dover Glen Nine months ended September 30, 2008	PetroAlgae Nine months ended September 30, 2008	Pro Forma Adjustments	Pro Forma Combined
Revenues	$—	$—		$—
Operating expenses
General and administrative	61,567	3,570,376		3,631,943
Research & Development	—	6,751,159		6,751,159

Total operating expenses	61,567	10,321,535		10,383,102

Net income (loss) from operations	(61,567)	(10,321,535)		(10,383,102)

Interest Expense	—	747,500		747,500
Net income (loss) before income taxes	(61,567)	(11,069,035)		(11,130,602)
Provision for income taxes (benefit)	—	—		—
Net income (loss) before distributions	(61,567)	(11,069,035)		(11,130,602)
Distributions	—	—		—

Net income (loss) available to common stockholders	$(61,567)	$(11,069,035)		$(11,130,602)

Net income (loss) per common share (basic and assuming dilution)				$(0.11)

Weighted average shares outstanding (basic and diluted)				100,099,586

See accompanying notes to unaudited condensed combined financial statements

PETROALGAE INC.

NOTES TO UNAUDITED CONDENSED COMBINED PRO FORMA FINANCIAL STATEMENTS

1. Basis of Presentation

The unaudited condensed combined pro forma balance sheet and statements of operations are presented combining PetroAlgae’s balance sheet at September 30, 2008, with Dover Glen’s balance sheet at September 30, 2008, and PetroAlgae’s statements of operations for the year ended December 31, 2007, and the nine months ended September 30, 2008, with the Dover Glen’s statements of operations for the year ended December 31, 2007, and nine months ended September 30, 2008, assuming the transaction occurred on January 1, 2007.

The proforma net loss per share is computed using the weighted average number of shares outstanding of the Registrant for the periods presented, plus the estimated shares to be issued pursuant to the acquisition of PetroAlgae.

(1) To eliminate intercompany preferred stock

(2) To eliminate the accumulated deficit of the registrant to reflect the reverse acquisition and eliminate the members’ equity of the acquired entity

(3) To reclassify the par value of the 100,000,000 shares issued to affect the transaction